Exhibit 10.3

Published Facility CUSIP Number: 02922XAC2

Published Initial Term Loan CUSIP Number: 02922XAD0

$240,000,000

SECOND LIEN CREDIT AGREEMENT

Dated as of February 20, 2013

among

AMERICAN RENAL HOLDINGS INC.,
as the Borrower,

AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC,
as Holdings,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

The Other Lenders Party Hereto

BANK OF AMERICA, N.A.,
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC. and

WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Book Managers

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

BARCLAYS BANK PLC and

DEUTSCHE BANK SECURITIES INC.

as Co-Documentation Agents

i

SCHEDULES

2.01	Commitments and Applicable Percentages
5.03	Certain Authorizations
5.06	Litigation
5.07(b)	Liens
5.12	Subsidiaries
6.12	Guarantors
6.18	Post-Closing Deliverables
7.02	Existing Indebtedness
7.03	Existing Investments
7.08	Affiliate Transactions
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	[Reserved]
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Form of Affiliated Lender Assignment and Assumption
F	Second Lien Guaranty
G	Second Lien Security Agreement
H	Tax Status Certificates
I-1	Perfection Certificate
I-2	Perfection Certificate Supplement
J-1	Opinion Matters — Counsel to Loan Parties
J-2	Opinion Matters — Local Counsel to Loan Parties
K	Solvency Certificate
L	Junior Lien Intercreditor Agreement
M	Loan Offer Provisions

v

SECOND LIEN CREDIT AGREEMENT

This SECOND LIEN CREDIT AGREEMENT (as amended, modified, waived, amended and restated, or otherwise changed, in each case in accordance with the terms hereof, this “Agreement”) is entered into as of February 20, 2013, among AMERICAN RENAL HOLDINGS INC. (the “Borrower”), AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC, a Delaware limited liability company (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders extend credit to the Borrower in the form of the Initial Term Loans on the Initial Funding Date in an initial aggregate principal amount of $240,000,000.

The proceeds of the Initial Term Loans, together with the proceeds of the First Lien Term Loans on the Initial Funding Date, will be used by the Borrower to (i) effect the Refinancing, (ii) pay the Special Distribution and (iii) pay fees and expenses incurred in connection with the consummation of the foregoing.

The applicable Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.                     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Debt” means, with respect to any specified Person:

(a)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(b)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Consideration” means the purchase consideration for any Investment made pursuant to Section 7.03(g) and all other payments by Holdings or any of its Restricted Subsidiaries in exchange for, or as part of, or in connection with, such Investment, whether in cash or non-cash (including by exchange of Equity Interests or of properties or otherwise) and whether payable at or prior to the consummation of such Investment or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price (including the amount of any deferred purchase price obligations) and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by Holdings or any of its Restricted Subsidiaries.

“Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Additional Borrowing Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) providing for any Additional Commitments pursuant to Section 2.16, Extended Term Loans pursuant to Section 2.17, and/or Refinancing Term Loans pursuant to Section 2.18, which shall be consistent with the applicable provisions of this Agreement and otherwise reasonably satisfactory to the parties thereto.  Each Additional Borrowing Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in Section 2.16, 2.17 or 2.18, as applicable, of this Agreement (but not any other Lender not specified in Section 2.16, 2.17 or 2.18, as applicable, of this Agreement), but shall not effect any amendments that would require the consent of each affected Lender or all Lenders pursuant to the first proviso in the first paragraph of Section 11.01.  Any Additional Borrowing Amendment may include conditions for delivery of opinions of counsel and other documentation consistent with the conditions in Section 4.01 of this Agreement and certificates confirming satisfaction of conditions consistent with Sections 4.01(f) and (g), all to the extent reasonably requested by the Administrative Agent or the other parties to such Additional Borrowing Amendment.

“Additional Commitments” has the meaning specified in Section 2.16(a).

“Additional Commitments Effective Date” has the meaning specified in Section 2.16(b).

“Additional Term Loans” means loans made pursuant to Additional Commitments.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Borrower or any of its Subsidiaries solely by reason of such Investment.

“Affiliated Lender” has the meaning assigned to such term in Section 11.20.

“Affiliated Lender Assignment and Assumption” has the meaning assigned to such term in Section 11.07(d)(iii).

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable ECF Percentage” means, for any fiscal year, (a) 50% if the Consolidated Net Leverage Ratio as of the last day of such fiscal year is greater than 5.00:1.00, (b) 25.0% if the Consolidated Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 5.00:1.00 but greater than 4.00:1.00 and (c) 0.0% if the Consolidated Net Leverage Ratio as of the last day of such fiscal year is less than or equal to 4.00:1.00.

“Applicable Fee Rate” means, at any time, 0.50% per annum.

“Applicable Percentage” means (a) in respect of the Initial Term Facility, with respect to any Initial Lender at any time, the percentage (carried out to the ninth decimal place) of the Initial Term Facility represented by (i) on or prior to the Initial Funding Date, such Initial Lender’s Initial Commitment at such time, subject to adjustment as provided in Section 2.15, and (ii) thereafter, the principal amount of such Initial Lender’s Initial Term Loans at such time and (b) in respect of any other Class of Term Loans or Commitments, with respect to any Lender under such Class at any time, the percentage (carried out to the ninth decimal place) of such Class of Term Loans  or Commitments, as applicable, represented by the principal amount of such Lender’s Term Loans or the amount of such Lender’s Commitments, as applicable, of such Class at such time, subject to adjustment as provided in Section 2.15. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means a percentage per annum equal to:

(a)                                 with respect to the Initial Term Loans, 7.25% for Eurodollar Rate Loans, and 6.25% for Base Rate Loans; and

(b)                                 with respect to any other Class of Term Loans, as specified in the Additional Borrowing Amendment related thereto.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.07(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.

“Atlas Parent” means C.P. Atlas Holdings Inc., a Delaware corporation.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2009, 2010 and 2011 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal years of the Borrower and its Subsidiaries, including the notes thereto.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate for an Interest Period of one month beginning on such day plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an Affiliated Lender may have material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to an Affiliated Lender pursuant to Section 11.07(d) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such Affiliated Lender, Holdings and its Subsidiaries with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such Affiliated Lender and assigning Lender.

“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means either an Initial Borrowing or a borrowing of any Term Loan of any other Class established pursuant to an Additional Borrowing Amendment.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or any Base Rate Loan bearing interest at a rate based on the Eurodollar Rate, means any such day that is also a London Banking Day.

“Calculation Date” has the meaning specified in the definition of “Pro Forma Basis.”

“Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on the consolidated statement of cash flows of such Person.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person.

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)                                 direct obligations issued by any state of the United States or any political subdivision of any such state, or any public instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition;

(c)                                  time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(d)                                 commercial paper and variable or fixed rate notes issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 12 months from the date of acquisition thereof;

(e)                                repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and

(f)                                   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition or money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 at any time prior to the creation of a Public Market, the Permitted Holders shall cease to “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934) Voting Stock in Holdings representing more than 50% of the combined voting power of all Voting Stock of Holdings on a fully diluted basis; or

(b)                                 at any time upon or after the creation of a Public Market, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, unless such plan is part of a group) other than the Permitted Holders (“New Holders”) shall “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) Voting Stock of Holdings representing 35% or more of the combined voting power of all Voting Stock of Holdings and (ii) the Permitted Holders

shall “beneficially own” (as defined in clause (a)) Voting Stock of Holdings representing less than the percentage of such Voting Stock “beneficially owned” by the New Holders; or

(c)                                   Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrower; or

(d)                                 a “change of control” or any comparable term under, and as defined in, the First Lien Credit Agreement, any Indebtedness for borrowed money incurred pursuant to Section 7.02(b) or any Permitted Refinancing Indebtedness in respect of any of the foregoing shall have occurred.

“Class” means (i) with respect to any Commitment, its character as an Initial Commitment or any other group of Commitments (whether established by way of new Commitments or by way of conversion or extension of existing Commitments or Term Loans) designated as a “Class” in an Additional Borrowing Amendment and (ii) with respect to any Term Loans, its character as an Initial Term Loan or any other group of Term Loans (whether made pursuant to new Commitments or by way of conversion or extension of existing Term Loans) designated as a “Class” in an Additional Borrowing Amendment. Commitments or Term Loans that have different maturity dates, pricing (other than upfront fees) or other terms shall be designated separate Classes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Co-Documentation Agents” means Barclays Bank PLC and Deutsche Bank Securities Inc., as co-documentation agents under any of the Loan Documents, or any successor co-documentation agent.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, each Deposit Account Control Agreement (as referred to in the Security Agreement), each Securities Account Control Agreement (as referred to in the Security Agreement), each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements and other instruments and agreements pursuant to which Liens are granted or purported to be granted to the Administrative Agent as security for the Loan Obligations pursuant to Section 4.01, 6.12 or otherwise.

“Commitment” means an Initial Commitment or any other commitment to extend credit established pursuant to an Additional Borrowing Amendment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Term Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means Consolidated Net Income for any period plus

(a)                                 without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of:

(i) consolidated interest expense of the Borrower and its Restricted Subsidiaries for such period and, to the extent not reflected in such total interest expense, increased by payments made by the Borrower or any Restricted Subsidiary in respect of hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, minus the sum of  any payments received in respect of such hedging obligations or other derivative instruments,

(ii)                           consolidated tax expense of the Borrower and its Restricted Subsidiaries based on income, profits or capital, including state, franchise, capital and similar taxes and withholding taxes paid or accrued during such period,

(iii)                        all amounts attributable to depreciation and amortization expense of the Borrower and its Restricted Subsidiaries for such period,

(iv)                       any Non-Cash Charges of the Borrower and its Restricted Subsidiaries for such period,

(v)                          costs associated with the Transactions made or incurred by the Borrower and its Restricted Subsidiaries in connection with the Transactions for such period that are paid, accrued or reserved for within 365 days of the consummation of the Transactions,

(vi)                       without duplication of any Pro Forma Cost Savings, any restructuring charges (including restructuring costs related to acquisitions pursuant to Section 7.03(g) or (i) and to closure or consolidation of facilities) for such period,

(vii)                    without duplication of any Pro Forma Cost Savings, any unusual or nonrecurring fees, cash charges and other cash expenses for such period (A) made or incurred by the Borrower and its Restricted Subsidiaries in connection with any Investment pursuant to Section 7.03(g) or (i), including severance, relocation and facilities closing costs, including any earnout payments, whether or not accounted for as such, that are paid, accrued or reserved for within 365 days of such Investment or (B) incurred in connection with the issuance of Equity Interests or Indebtedness by the Borrower and its Restricted Subsidiaries,

(viii)                 cash expenses incurred by the Borrower and its Restricted Subsidiaries during such period in connection with an acquisition pursuant to Section 7.03(g) or (i) to the extent that such expenses are reimbursed in cash during such period pursuant to indemnification provisions of any agreement relating to such acquisition,

(ix)                       annual management fees paid by the Borrower and its Restricted Subsidiaries that are permitted to be paid to the Sponsor under Section 7.08(b)(ii),

(x)                          cash expenses incurred by the Borrower and its Restricted Subsidiaries during such period in connection with extraordinary casualty events to the extent such expenses are reimbursed in cash to the Borrower and its Restricted Subsidiaries by insurance during such period, and

(xi)                       the amount of any minority interest expense consisting of Restricted Subsidiary income attributable to minority Equity Interests of third parties in any Subsidiary that is not a Wholly-Owned Subsidiary to the extent (and not to exceed the amount of) Indebtedness owed by such Restricted Subsidiary is included in the Indebtedness of the Borrower; minus

(b)                                 without duplication and, in the case of clause (ii) below, to the extent included in determining such Consolidated Net Income,

(i) any cash payments made by the Borrower and its Restricted Subsidiaries during such period in respect of Non-Cash Charges described in clause (a)(iv) taken in a prior period or taken in such period, and

(ii)                           any non-cash items of income of the Borrower and its Restricted Subsidiaries for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business);

provided that (I) in no event shall any charge, expense or loss relating to write-downs, write-offs or reserves with respect to current assets be added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA and (II) the aggregate amount added back to Consolidated Net Income for purposes of calculating Consolidated EBITDA pursuant to clauses (a)(vi) and (vii)(A) shall not exceed 15% of Consolidated EBITDA (calculated before giving effect to such clauses) for any period.  Consolidated EBITDA shall be determined on a Pro Forma Basis.

“Consolidated First Lien Net Debt” means Consolidated Net Debt minus the sum of (i) the portion of Indebtedness of the Borrower or any of its Restricted Subsidiaries included in Consolidated Net Debt that is not secured by any Lien on property or assets of the Borrower or its Restricted Subsidiaries and (ii) the portion of Indebtedness of the Borrower or any of its Restricted Subsidiaries included in Consolidated Net Debt (including, for the avoidance of doubt, Indebtedness under the Second Lien Facility) that is secured by Liens on property or assets of the Borrower or its Restricted Subsidiaries, which Liens are expressly pari passu with, or subordinated or junior to, the Liens securing the Loan Obligations.

“Consolidated First Lien Net Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated First Lien Net Debt to (b) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.

“Consolidated Net Debt” means, as of any date, (a) the aggregate principal amount of Indebtedness of the type specified in clauses (a), (b) and (g) of the definition thereof of the Borrower and its Restricted Subsidiaries outstanding as of such date determined on a consolidated basis, minus (b) the amount of unrestricted cash and Cash Equivalents held, on such date, by the Borrower and the Subsidiary Guarantors, minus (c) the amount of unrestricted cash and Cash Equivalents held, on such date, by any Restricted Subsidiary that is not a Subsidiary Guarantor, up to the greater of (x) the aggregate principal amount of Indebtedness of such Restricted Subsidiary included in clause (a) of this definition and (y) the amount of such unrestricted cash and Cash Equivalents of such Restricted Subsidiary times the percentage of outstanding Equity Interests in such Restricted Subsidiary owned by the Borrower or a Subsidiary Guarantor.

“Consolidated Net Income” means, for any period, the aggregate of the net income after deduction of amounts attributable to non-controlling interests (and before any reduction in respect of dividends) of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)                                 the Net Income (and net loss) of any other Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest will be excluded, except to the extent that any such Net Income is actually received in cash by the Borrower or a Restricted Subsidiary in the form of dividends or similar distributions in respect of such period;

(2)                                 the cumulative effect of a change in accounting principles will be excluded;

(3)                                 the amortization of any premiums, fees or expenses incurred in connection with the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and Non-Cash Charges relating to inventory and fixed assets, in each case arising in connection with the Transactions) and 17 (including Non-Cash Charges relating to intangibles and goodwill), in each case in connection with the Transactions, will be excluded;

(4)                                 any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with:  (a) any sales of assets out of the ordinary course of business (it being understood that a sale of assets comprising discontinued operations shall be deemed a sale of assets out of the ordinary course of business); or (b) the disposition of any securities by the Borrower or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of the Borrower or any of its Restricted Subsidiaries will be excluded;

(5)                                 any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded;

(6)                                 income or losses attributable to discontinued operations (including operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;

(7)                                 any Non-Cash Charges (i) attributable to applying the purchase method of accounting in accordance with GAAP, (ii) resulting from the application of FAS 142 or FAS 144, and (iii) relating to the amortization of intangibles resulting from the application of FAS 141 will be excluded;

(8)                                 all Non-Cash Charges relating to employee benefit or other management or stock compensation plans of the Borrower or a Restricted Subsidiary (excluding any such Non-Cash Charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such Non-Cash Charges are deducted in computing such Consolidated Net Income; provided, further, that if the Borrower or any Restricted Subsidiary of the Borrower makes a cash payment in respect of such Non-Cash Charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Borrower for such period;

(9)                                 all unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FAS 52 shall be excluded;

(10)                          the Net Income for such period of any Restricted Subsidiary (other than a Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, except to the extent such restriction with respect to the payment of dividends or similar distributions has been legally waived; and

(11)                          Consolidated Net Income shall be reduced by the amount of any dividends or distributions made to Holdings or any other direct or indirect parent company of the Borrower for ordinary course holding company operating expenses.

“Consolidated Net Leverage Ratio” means as of the last day of any fiscal quarter (a) Consolidated Net Debt as of such date to (b) the Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower ended on such date.

“Consolidated Working Capital” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower in an aggregate principal amount not to exceed the aggregate Net Cash Proceeds contributed as common equity to the Borrower after the Initial Funding Date from the issuance and sale of the Equity Interests of Holdings (other than Disqualified Stock) or as a contribution to Holdings’ common equity capital (in each case, other than to or from a Subsidiary of the Borrower) which Net Cash Proceeds are not applied to any Other Equity Use; provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent within one Business Day of the date of its incurrence.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Cumulative Credit” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)                                 the Cumulative Retained Excess Cash Flow Amount at such time, plus

(b)                                 the Net Cash Proceeds from (i) the issuance and sale of Equity Interests (other than any Disqualified Stock) of Holdings or any direct or indirect parent of Holdings after the Initial Funding Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the common Equity Interests of the Borrower (or Holdings or any direct or indirect parent of Holdings) (other than Disqualified Stock) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Obligations) of the Borrower or any Restricted Subsidiary of the Borrower owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party, which Net Cash Proceeds have not previously been applied to any Other Equity Use; plus

(c)                                  100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and Cash Equivalents from:

(i)                                     the sale (other than to the Borrower or any Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(ii)                                  any dividend or other distribution by an Unrestricted Subsidiary, plus

(d)                                 in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) so long as such Investments were originally made pursuant to Section 7.03(i)(B), plus

(e)                                  to the extent not already included in the Cumulative Retained Excess Cash Flow Amount, an amount equal to any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Restricted Subsidiary in respect of any Investments made pursuant to Section 7.03(i)(B), minus

(f)                                   any amount of the Cumulative Credit used to make Investments pursuant to Section 7.03(i)(B) after the Signing Date and prior to such time, minus

(g)                                  any amount of the Cumulative Credit used to make Restricted Payments pursuant to Section 7.06(l) after the Signing Date and prior to such time, minus

(h)                                 any amount of the Cumulative Credit used to make any payments in respect of Junior Financings pursuant to Section 7.14(a)(v) after the Signing Date and prior to such time;

provided that the Cumulative Credit (other than the portion attributable to clause (b) above which shall be available without restriction) shall be available for use pursuant to Section 7.06(l) or 7.14(a)(v) only if the Consolidated Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 6.50 to 1.00.

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow, for all Excess Cash Flow Periods ending after the Initial Funding Date and prior to such date.

“Current Assets” means, at any date of determination, all assets (other than cash and Cash Equivalents) of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” means, at any date of determination, all liabilities of the Borrower and its Restricted Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of consolidated interest expense (excluding consolidated interest expense that is past due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves and (e) any “Revolving Credit Exposure” (or similar liability) under the First Lien Credit Agreement or loans under the First Lien Revolving Credit Facility.

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than Holdings and its Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course of business and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(viii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Term Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its Loans within one Business Day of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, including in respect of its Term Loans, within three Business Days of the date required to be funded by it hereunder,  (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), in each case with respect to its funding obligations hereunder, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Designated Noncash Consideration” means any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Material Disposition that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer.

“Discharge of Senior Obligations” has the meaning specified in the Junior Lien Intercreditor Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by the Borrower or any Restricted Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (including any sale or transfer of Secured Intercompany Notes as part of an Intercompany Loan Refinancing whether consummated as a sale of Secured Intercompany Notes or as a refinancing thereof) or any sale, transfer or disposition of Equity Interests.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date.  Notwithstanding the preceding sentence, (x) any Equity Interest that would constitute Disqualified Stock solely because the holders of such Equity Interest have the right to require the Person that issued such Equity Interest to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interest provide that such Person may not repurchase such Equity Interest unless such Person would be permitted to do so in compliance with Section 7.06, (y) any Equity Interest that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 7.06 will not constitute Disqualified Stock and (z) any Equity Interest issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Person that issued such Equity Interest in order to satisfy applicable statutory or regulatory obligations.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar” and “$” mean lawful money of the United States.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness as determined by the Borrower and the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the life of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Indebtedness, but excluding (i) any arrangement, structuring, commitment, underwriting or other similar fees payable to any arranger (or affiliate thereof) in connection with the commitment or syndication of such Indebtedness and (ii) customary consent fees for an amendment paid generally to consenting lenders.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.07(b)(iii), (v) and (vi) and Section 11.07(d) (in each case, subject to such consents, if any, as may be required under Section 11.07(b)(iii)).

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation, remediation, fines, penalties, indemnities or claims for natural resource damages), of  the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code and Section 302 of ERISA, whether or not waived, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA) or in “endangered” or “critical” status (within the meaning of Section 305 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (h) the determination that any Pension Plan is, or is expected to be, in “at-risk” status, within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of “Eurodollar Rate.”

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; provided that the Eurodollar Rate with respect to the Initial Term Loans shall never be deemed to be less than 1.25% per annum.

“Eurodollar Rate Loan” means a Term Loan that bears interest at a rate based on the Eurodollar Rate.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan and for each outstanding Base Rate Loan bearing interest at a rate based on the Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to

(a)                                 the sum, without duplication, of

(i)                            Consolidated Net Income for such period,

(ii)                         an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)                      decreases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such decreases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting), and

(iv)                     an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, minus

(b)                                 the sum, without duplication, of

(i)                            an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in the definition of “Consolidated Net Income”,

(ii)                         without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures or acquisitions of intellectual property to the extent not expensed and Capitalized Software Expenditures accrued or made in cash or accrued during such period, to the extent that such Capital Expenditures or acquisitions were financed with internally generated cash or borrowings under the First Lien Revolving Credit Facility,

(iii)                      (A) the principal component of payments in respect of Capitalized Leases, (B) scheduled repayments of First Lien Term Loans pursuant to Section 2.07 of the First Lien Credit Agreement, in each case, to the extent financed with internally generated cash, (C) the amount actually paid in respect of First Lien Term Loans assigned to the Borrower or any Restricted Subsidiary pursuant to Section 11.07(d)(II)(y) of the First Lien Credit Agreement and (D) the amount actually paid in respect of Term Loans assigned to the Borrower or any Restricted Subsidiary pursuant to Section 11.07(d)(II)(y),

(iv)                     an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)                        increases in Consolidated Working Capital and long-term accounts receivable of the Borrower and its Restricted Subsidiaries for such period (other than any such increases arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries during such period or the application of purchase accounting),

(vi)                     cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,

(vii)                  without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made by the Borrower and its Restricted Subsidiaries during such period pursuant to Section 7.03(i) to the extent that such Investments and acquisitions were financed with internally generated cash or borrowings under the First Lien Revolving Credit Facility and were not made by utilizing the Cumulative Retained Excess Cash Flow Amount,

(viii)               the amount of Restricted Payments paid during such period pursuant to Section 7.06(f) to the extent such Restricted Payments were financed with internally generated cash or borrowings under the First Lien Revolving Credit Facility,

(ix)                     the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x)                        the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi)                     without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions that constitute Investments permitted under this Agreement or Capital Expenditures or acquisitions of intellectual property to the extent not expected to be consummated or made, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance acquisitions permitted under

Section 7.03(g), Capital Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii)                  the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,

(xiii)               cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income,

(xiv)              any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset,

(xv)                 except to the extent such amounts were not included in Consolidated Net Income, dividends and distributions paid by non-Wholly-Owned Subsidiaries to any holders of a minority interest therein (or a redemption or exercise of any option in respect of such minority interest),

(xvi)              the Specified Purchase Agreement Payments, and

(xvii)           solely with respect to the period ending December 31, 2013, $5,000,000.

Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for the Borrower and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Flow Period” means (i) the period April 1, 2013 through December 31, 2013 and (ii) each fiscal year of the Borrower thereafter; provided that for purposes of calculating the Cumulative Retained Excess Cash Flow Amount, Excess Cash Flow Period shall only include such fiscal years (or portion thereof in the case of the initial Excess Cash Flow Period) for which financial statements and a Compliance Certificate have been delivered in accordance with Sections 6.01(a), 6.01(b) and 6.02(b) and for which any prepayments required by Section 2.05(b)(i) (if any) have been made (it being understood that the Retained Percentage of Excess Cash Flow for any Excess Cash Flow Period shall be included in the Cumulative Retained Excess Cash Flow Amount even if a prepayment is not required by Section 2.05(b)(i)).

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Restricted Subsidiary, (b) any direct or indirect Subsidiary of the Borrower that is a CFC or any direct or indirect Subsidiary of a CFC, (c) any Unrestricted Subsidiary and (d) any Immaterial Subsidiary.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (in lieu of net income taxes), by any jurisdiction as a result of a present or former connection between the Administrative Agent, such Lender or such other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein other than a connection deemed to arise solely from such person having executed, delivered, become a party to, or performed its obligations or received a payment under, or enforced and/or engaged in any other transactions pursuant to, this Agreement or any other Loan Document), (b) any Tax similar to the branch profits tax under Section 884(a) of the Code imposed by any jurisdiction described in (a), (c) any withholding Tax that is attributable to such recipient’s failure to comply with Section 3.01(e), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 11.14), any U.S. federal withholding Tax imposed on any amounts payable to such Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding Tax pursuant to Section 3.01(a), (e) any withholding or deduction imposed under FATCA and (f) any U.S. federal backup withholding Taxes under Section 3406 of the Code.

“Existing Class” means a Class of Existing Term Loans.

“Existing Credit Agreement” means the Credit Agreement, dated as of May 7, 2010 (as amended, restated, supplemented, or modified from time to time prior to the Initial Funding Date), among the Borrower, Holdings, Bank of America, N.A., as administrative agent, the lenders party thereto, and the other agents party thereto.

“Existing Letters of Credit” means those letters of credit issued and outstanding as of the Initial Funding Date under the Existing Credit Agreement.

“Existing Term Loans” has the meaning specified in Section 2.17(a).

“Extended Class” means a Class of Extended Term Loans.

“Extended Term Loans” has the meaning specified in Section 2.17(a).

“Extending Lender” has the meaning specified in Section 2.17(c).

“Extension Effective Date” has the meaning specified in Section 2.17(c).

“Extension Election” has the meaning specified in Section 2.17(c).

“Extension Request” has the meaning specified in Section 2.17(a).

“Facility” means the Initial Term Facility or any credit facility created pursuant to an Additional Borrowing Amendment, as the context may require.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower (unless otherwise provided in this Agreement).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered pursuant thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be such average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“First Lien Administrative Agent” shall mean Bank of America, N.A., in its capacity as administrative agent under the First Lien Credit Agreement, and its successors and assigns.

“First Lien Credit Agreement” means the First Lien Credit Agreement dated as of the Signing Date, as the same may be amended, modified, refinanced and/or restated from time to time, among Holdings, the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent.

“First Lien Documentation” means the “Loan Documents”, as such term is defined in the First Lien Credit Agreement.

“First Lien Event of Default” means “Event of Default”, as such term is defined in the First Lien Credit Agreement.

“First Lien Facilities” means the First Lien Term Loans and the First Lien Revolving Credit Facility, collectively.

“First Lien Financial Covenant Event of Default” has the meaning provided in Section 8.01(b) of the First Lien Credit Agreement.

“First Lien Indebtedness” has the meaning provided in Section 7.01(o)(A).

“First Lien Revolving Credit Facility” means any “Revolving Credit Facility”, as such term is defined in the First Lien Credit Agreement.

“First Lien Term Loans” means “Term Loans”, as such term is defined in the First Lien Credit Agreement.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004, or, in each case, any successor statute thereto.

“Foreign Lender” means any Lender that is not a United States person within the meaning of section 7701(a)(3) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any

Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which the Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument.

“Guarantors” means, collectively, Holdings, the Restricted Subsidiaries of Holdings listed on Schedule 6.12 and each other Restricted Subsidiary of Holdings that shall be required to execute and deliver a Guaranty Supplement pursuant to Section 6.12 (such Restricted Subsidiaries, collectively, the “Subsidiary Guarantors”).

“Guaranty” means, collectively, the Guaranty made by Holdings under Article X in favor of the Secured Parties and the Second Lien Guaranty made by the Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each Guaranty Supplement delivered pursuant to Section 6.12 (the “Subsidiary Guaranty”).

“Guaranty Supplement” has the meaning specified in Section 11 of the Subsidiary Guaranty.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other wastes, chemicals, pollutants or contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose total assets as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.01 were less than 1% of Consolidated Total Assets and (b) whose gross revenues for the four fiscal quarter period ended on such date were less than 1% of consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period; provided that if, at any time and from time to time after the Signing Date, Restricted Subsidiaries that are not Subsidiary Guarantors solely because they meet the thresholds specified in clauses (a) and (b) comprise in the aggregate more than 2.5% of Consolidated Total Assets as of the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.01 or more than 2.5% of the consolidated gross revenues of the Borrower and the Restricted Subsidiaries for such period, then the Borrower shall, not later than forty-five (45) days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion), (i) designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries to not be Immaterial Subsidiaries to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 6.12 applicable to such Restricted Subsidiary.

“Incremental Dollar Basket” has the meaning specified in clause (i)(A) of the proviso of Section 2.16(a).

“Incremental Notes” means Indebtedness of the Loan Parties in respect of one or more series of senior secured second lien notes issued pursuant to an indenture or a note purchase agreement in a public offering, Rule 144A or other private placement; provided that:

(a)                                 the final maturity date of any Incremental Notes shall be no earlier than the Latest Maturity Date;

(b)                                 the Incremental Notes shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Outstanding Term Loans;

(c)                                  the Incremental Notes shall rank pari passu in right of payment and security with the existing Term Loans, and the holders of the Incremental Notes or their representative shall be party to, and the Incremental Notes shall be subject to, the Junior Lien Intercreditor Agreement as Senior Secured Parties and  the Second Lien Intercreditor Agreement;

(d)                                 the security agreements relating to such Incremental Notes shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and the obligations in respect thereof shall not be secured by any Lien on any asset of the Borrower or any Restricted Subsidiary other than any asset constituting Collateral;

(e)                                  such Incremental Notes shall not be subject to any Guarantee by any Person other than a Loan Party; and

(f)                                   the documentation with respect to any Incremental Notes shall contain no mandatory prepayment, repurchase or redemption provisions except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type.

“Incremental Ratio Exception” has the meaning specified in clause (i)(C) of the proviso of Section 2.16(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but limited, in the event such secured obligations are nonrecourse to such Person, to the fair value of such property, (f) all Guarantees by such Person of the Indebtedness of any other Person, (g) all Capitalized Leases of such Person, (h) all reimbursement obligations of such Person as an account party or applicant in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person in respect of Disqualified Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  For the avoidance of doubt, any right of Strategic Investors in a Qualified Subsidiary to require the Borrower or any Qualified Subsidiary to repurchase the Equity Interests in such Qualified Subsidiary held by such Strategic Investors does not constitute Indebtedness.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Funding Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“Initial Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Initial Lenders pursuant to Section 2.01.

“Initial Commitment” means, as to each Initial Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Initial Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  As of the Signing Date, the aggregate principal amount of the Initial Commitments is $240,000,000.

“Initial Term Facility” means, at any time, (a) on or prior to the Initial Funding Date, the aggregate amount of the Initial Commitments at such time and (b) thereafter, the aggregate principal amount of the Initial Term Loans of all Initial Lenders outstanding at such time.

“Initial Lender” means at any time, (a) on or prior to the Initial Funding Date, any Lender that has an Initial Commitment at such time and (b) at any time after the Initial Funding Date, any Lender that holds Initial Term Loans at such time.

“Initial Term Loan” means an advance made by any Initial Lender pursuant to Section 2.01.

“Intellectual Property Security Agreement” means an intellectual property security agreement, in substantially the form of Exhibit 4, 5 or 6 of the Security Agreement, in each case as amended.

“Intercompany Loan Refinancing” has the meaning specified in Section 7.02(d).

“Intercompany Notes” has the meaning specified in Section 1.1 of the Security Agreement.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan and the Maturity Date of the Facility under which such Term Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Term Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or, if consented to by each Lender of such Eurodollar Rate Loan, nine or twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date for the applicable Facility.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or substantially all of the business of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“Junior Financing” has the meaning set forth in Section 7.14(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Junior Lien Intercreditor Agreement” means the intercreditor agreement, in the form attached hereto as Exhibit L, to be dated the Initial Funding Date, between the Administrative Agent and the First Lien Administrative Agent, and acknowledged by the Loan Parties, as amended, modified, or otherwise changed in accordance with the terms hereof and thereof.

“Latest Maturity Date” means, at any time of determination, the latest Maturity Date for any Class of Term Loans or Commitments outstanding at such time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, ordinances, codes, regulations and ordinances of any Governmental Authority.

“Lead Arrangers” means Bank of America, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.14, (d) the Guaranty, (e) the Collateral Documents, (f) each Additional Borrowing Amendment, (g) the Junior Lien Intercreditor Agreement, (h) any Second Lien Intercreditor Agreement, (i) any Third Lien Intercreditor Agreement, (j) each Issuer Document and (k) amendments of and joinders to any Loan Document that are deemed pursuant to their terms to be Loan Documents for purposes hereof.

“Loan Obligations” means all Obligations under or with respect to the Loan Documents.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitute assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involve the payment of Acquisition Consideration by the Borrower and its Restricted Subsidiaries in excess of $5,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the material rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Disposition” means any Disposition of a Restricted Subsidiary or line of business as a “going concern” that has a Fair Market Value in excess of $5,000,000.

“Material Real Property” means real properties owned by the Borrower or any Loan Party with a cost or book value (whichever is greater) in excess of $5,000,000.

“Maturity Date” means (a) with respect to the Initial Term Facility, the seventh anniversary of the Initial Funding Date and (b) with respect to any other Class of Term Loans or Commitments, the maturity date specified in the Additional Borrowing Amendment related thereto; provided, however, that if any such day is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.10.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-979,of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth at Section 1396, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code, as amended, and any statute succeeding thereto.

“Merger” means the merger consummated by MergerCo with and into the Borrower pursuant to the Purchase Agreement.

“MergerCo” means C.P. Atlas Acquisition Corp., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” has the meaning specified in Section 6.12(a)(ii).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                                 100% of the cash proceeds actually received by Holdings or any of the Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition (other than an Intercompany Loan Refinancing) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by a Lien (other than a Lien that ranks pari passu with or subordinated to the Liens securing the Loan Obligations) on the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (iii) in the case of any Disposition or Casualty Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Holdings or a Wholly Owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by Holdings or any of the Restricted Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations

(however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided, that, if no Default exists, the Borrower may reinvest any portion of such proceeds in assets useful for its business (which shall include any Investment permitted by this Agreement) within 12 months of such receipt and such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent not, within 12 months of such receipt, so reinvested or contractually committed to be so reinvested (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12 month period are contractually committed to be used, then upon the termination of such contract or if such Net Cash Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Cash Proceeds as of the date of such termination or expiry without giving effect to this proviso; provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless (x) such proceeds shall exceed $5,000,000 or (y) the aggregate net proceeds excluded under clause (x) exceeds $10,000,000 in any fiscal year, and

(b)                                 100% of the cash proceeds from the incurrence or issuance by Holdings or any of the Restricted Subsidiaries of any Indebtedness or any Intercompany Loan Refinancing or any issuance or sale of Equity Interests, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“New Holders” has the meaning specified in the definition of “Change of Control”.

“Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off or write-down related to intangible assets, goodwill, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges, expenses and write-downs referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA of such future period to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Consenting Lender” has the meaning specified in Section11.14.

“Note” means a promissory note made by the Borrower in favor of a Lender, evidencing Term Loans made by such Lender, substantially in the form of Exhibit C.

“Note Delivery Date” has the meaning specified in Section 6.12(c).

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Person arising under any agreement or otherwise, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Person of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.22(c).

“OID” has the meaning specified in Section 2.16(a)(v).

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Equity Uses” means with respect to the use of the proceeds of the issuance and sale of Equity Interests (i) to permit the incurrence of Contribution Indebtedness, (ii) to increase the amount of the Cumulative Credit, (iii) to increase the Restricted Payments basket under Sections 7.06(f)(i) or (iv) to increase the amount available for the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower under Section 7.06(m) (each, a “Permitted Equity Use”), the use of such proceeds for any other Permitted Equity Use.

“Other Taxes” means all present or future stamp, documentary, recording, filing, property, excise or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, performance, registration, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Outstanding Term Loan” has the meaning specified in Section 2.16(a)(iv).

“Parent” means American Renal Associates Holdings, Inc., a Delaware corporation.

“Parent Notes” means Parent’s 9.75%/10.50% Senior PIK Notes due 2016.

“Participant” has the meaning specified in Section 11.07(e).

“Participant Register” has the meaning specified in Section 11.07(e).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

“Pension Plan” means any Plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means a certificate in the form of Exhibit I-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” means a certificate supplement in the form of Exhibit I-2 or any other form approved by the Administrative Agent.

“Permitted Business” means (i) any business engaged in by the Borrower or any of its Restricted Subsidiaries on the Signing Date, and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Borrower and its Restricted Subsidiaries are engaged on the Signing Date.

“Permitted Collateral Liens” means (i) in the case of Collateral other than real property subject to a Mortgage and any pledged securities, Liens permitted under Section 7.01, (ii) in the case of real property subject to a Mortgage, “Permitted Collateral Liens” means the Liens described in Section 7.01(a), (c), (d), (g), (m), (o), (r) and (w) and (iii) in the case of Collateral consisting of pledged securities, means the Liens described in Section 7.01(a), (o), and (w).

“Permitted Holders” means the Sponsor and its Affiliates (other than portfolio companies or holding companies of portfolio companies (other than a direct or indirect holding company of the Borrower)).

“Permitted Payment Restriction” means, with respect to any Restricted Subsidiary, any restriction that (i) becomes effective only upon the occurrence of (x) specified events under its Organization Documents or (y) a default by such Restricted Subsidiary in the payment of principal of or interest, a bankruptcy default, a default on any financial covenant or any other material event of default (or, solely in the case of Indebtedness owing to a third party lender, any default or event of default), in each case on Indebtedness that was incurred by such Restricted Subsidiary in compliance with Section 7.02 and (ii) does not materially impair the Borrower’s ability to make scheduled payments of cash interest and fees and to make required principal payments on the Term Loans, as determined in good faith by the Board of Directors of the Borrower.

“Permitted Payments to Holdings” means

(1)                                 payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Borrower (including Parent) to be used by Holdings (or any other direct or indirect parent company of the Borrower) to pay (x) consolidated, combined or similar federal, state and local taxes payable by Holdings (or such parent company) and directly attributable to (or arising as a result of) the operations of the Borrower and its Subsidiaries and (y) franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes; provided that:

(a)                                 the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that would be due with respect to a consolidated, combined or similar federal, state or local tax return for the Borrower and its Subsidiaries if the Borrower were the parent of such group for federal, state and local tax purposes plus (y) the actual amount of such franchise or similar taxes and fees of Holdings (or such parent company) required to maintain Holdings’ (or such parent company’s) corporate or other existence and other taxes, each as applicable;

(b)                                 such payments are used by Holdings (or such parent company) for such purposes within 90 days of the receipt of such payments; and

(c)                                  such payments in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries for such purpose;

(2)                                 payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Borrower if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of Holdings or such other parent company of the Borrower as a direct or indirect holding company for the Borrower or used to pay fees and expenses (other than to Affiliates) relating to any unsuccessful debt or equity financing, in each case, only to the extent directly attributable to the operations of Holdings and its Restricted Subsidiaries; and

(3)                                 so long as no Default exists at the time of such payment or would result therefrom, payments, directly or indirectly, to Holdings or any other direct or indirect parent company of the Borrower if the proceeds thereof are used to pay amounts payable to the Permitted Holders pursuant to Section 7.08(b), solely to the extent such amounts are not paid directly by the Borrower or any of its Restricted Subsidiaries; provided that any accelerated payment of periodic management fees under the Sponsor Management Agreement (other than upon termination thereof upon an initial public offering of common stock, or Change of Control, of the Borrower or any direct or indirect parent company of the Borrower) shall constitute a Restricted Payment (whether or not such payment is made by the Borrower directly or through a dividend or distribution to Holdings) not permitted by this clause (3) and shall be permitted only if the Borrower would be permitted to make a Restricted Payment under another exception under Section 7.06.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Borrower or any of its Restricted Subsidiaries; provided that:

(a)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (the “Refinanced Indebtedness”) (plus all accrued interest on the Refinanced Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);

(b)                                 either (x) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness or (y) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the Latest Maturity Date;

(c)                                  if the Refinanced Indebtedness is subordinated in right of payment to the Loan Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness;

(d)                                 such Indebtedness is incurred

(i) by the Borrower or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness;

(ii)                           by the Borrower or any Guarantor if the obligor on the Refinanced Indebtedness is the Borrower or a Subsidiary Guarantor; or

(iii)                        by any Qualified Subsidiary if the obligor on the Refinanced Indebtedness is a Qualified Subsidiary; and

(e)                                  such Indebtedness is only secured if and to the extent and with the priority the Refinanced Indebtedness is secured, and if such Refinanced Indebtedness is subject to an intercreditor agreement, the holders of such Permitted Refinancing Indebtedness or their representative on their behalf shall become party to such intercreditor agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, established, maintained or contributed to by the Borrower or any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Securities” has the meaning specified in Section 1.1 of the Security Agreement.

“Portfolio Interest Exemption” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Pro Forma Basis” means, with respect to any calculation for any period:

(a)                                 Material Acquisitions and Material Dispositions that have been made by the Borrower or any of its Restricted Subsidiaries, or any Person or any of its Subsidiaries acquired by, merged or consolidated with the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during such period or subsequent to the period and on or prior to the date for which the calculation is being made (the “Calculation Date”) will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the period;

(b)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such period;

(c)                                  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such period; and

(d)                                 if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account the effect on such interest rate of any Secured Hedge Agreement applicable to such Indebtedness).

The calculations above shall be made in good faith by a responsible financial or accounting officer of the Borrower.  Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.  For the purposes of Sections 2.16(a)(i), 6.15, 7.02(c), 7.02(d), 7.02(j), 7.02(m), 7.03(g) and 7.14, when calculating compliance with a financial ratio as of any date, Consolidated Net Debt shall be calculated as of such date (after giving effect to all incurrences and repayments of Indebtedness and uses (other than ordinary working capital uses) of cash and Cash Equivalents to occur on such date) and Consolidated EBITDA shall be calculated as of the four quarter period ending on the most recent date in respect of which a recent balance sheet has been (or was required to be) delivered under Section 6.01(a) or (b). For the purposes of calculating the Consolidated Leverage Ratio for purposes the Applicable ECF Percentage, events that occurred subsequent to the end of the applicable four quarter period shall not be given pro forma effect.

“Pro Forma Cost Savings” means, with respect to any period, and without duplication of any amounts set forth in clauses (a)(vi) and (a)(vii)(A) of the definition of Consolidated EBITDA, the reduction in net costs and related adjustments that (i) were directly attributable to any Material Acquisition or Material Disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act of 1933 as in effect and applied as of the date of this Agreement, (ii) were actually implemented by the business that was the subject of any such Material Acquisition or Material Disposition within 12 months after the date of the acquisition, merger, consolidation or disposition and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition and that the Borrower reasonably determines are probable based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, consolidation or disposition and, in the case of each of (i), (ii) and (iii), are described, as provided below, in a certificate of a Responsible Officer, as if all such reductions in costs had been effected as of the beginning of such period.  Pro Forma Cost Savings described above shall be accompanied by a certificate of a Responsible Officer delivered to the Administrative Agent from the chief financial officer of the Borrower that outlines the actions taken or to be taken, the net cost savings achieved or to be achieved from such actions and that, in the case of clause (iii) above, such savings have been determined to be probable.

“Public Lender” has the meaning specified in Section 6.02.

“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of Holdings (or any other direct or indirect parent holding company of the Borrower) have been distributed by means of an effective registration statement under the Securities Act of 1933.

“Public Offering” means a public offering of the Equity Interests of Holdings (or any other direct or indirect parent holding company of the Borrower) pursuant to an effective registration statement under the Securities Act of 1933.

“Purchase Agreement” means the contribution and merger agreement (together with all exhibits, schedules and disclosure letter thereto) dated March 22, 2010, among Holdings, Atlas Parent, MergerCo, Borrower, certain shareholders of the Borrower party thereto and Wachovia Capital Partners GP I, LLC.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Restricted Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:

(1)                                 a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries, which transfer may be effected through the Borrower or one or more of its Restricted Subsidiaries); and

(2)                                 if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary),

in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the “Receivables”) of the Borrower or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in receivables financings and asset securitizations, including servicing arrangements.  All determinations under this Agreement as to whether a particular provision in respect of a receivables transaction is customary shall be made by the Borrower in good faith (which determination shall be conclusive).

“Qualified Subsidiary” means a Restricted Subsidiary that satisfies each of the following requirements: (1) except for Permitted Payment Restrictions, there are no consensual encumbrances or restrictions on the ability of such Subsidiary to (a) pay dividends or make any other distributions on its Equity Interests to the Borrower or a Restricted Subsidiary or pay any Indebtedness owed to the Borrower or a Restricted Subsidiary or (b) make any loans or advances to the Borrower or a Restricted Subsidiary; (2) the Equity Interests of such Subsidiary are owned by the Borrower and/or one or more of its Qualified Subsidiaries (without giving effect to the proviso in this definition) and, if it is not a Wholly Owned Restricted Subsidiary, one or more of (A) Strategic Investors, (B) directors of such Subsidiary (only to the extent holding directors’ qualifying shares) and (C) any other Person to the extent ownership by such other Person is required as a result of changes in law occurring after the Signing Date; and (3) the primary business of such Subsidiary is a Permitted Business; provided that, so long as the laws or regulations of the State of New York require that membership interests in limited liability companies that own dialysis clinics in the State of New York be owned by individuals, a Subsidiary that operates one or more clinics located only in the State of New York shall be deemed a Qualified Subsidiary if (i) the requirements of clause (1) and (3) of this definition are satisfied, (ii) a majority of its Equity Interests are owned by an officer of the Borrower who is party to a written contract with the Borrower or a Subsidiary Guarantor pursuant to which the Borrower or such Subsidiary Guarantor shall have the right to repurchase all of such Equity Interests owned by such officer for a nominal amount, (iii) the Borrower or a Subsidiary Guarantor receives dividends and distributions from such Subsidiary as if it owned all of the Equity Interests owned by such officer and (iv) such officer pledges such Equity Interests as part of the Collateral to the extent such Equity Interests would have been pledged if they were owned by the Borrower or a Guarantor.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Restricted Subsidiary which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(1)                                 is guaranteed by Holdings or any of its Restricted Subsidiaries (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(2)                                 is recourse to or obligates Holdings or any of its Restricted Subsidiaries in any way other than pursuant to Standard Securitization Undertakings; or

(3)                                 subjects any property or asset Holdings or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; and

(B) with which neither Holdings nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and (C) with which neither Holdings nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such Restricted Subsidiary’s financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results other than pursuant to representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction.  The Borrower shall deliver to the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to any such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Refinanced Indebtedness” has the meaning provided in the definition of Permitted Refinancing Indebtedness.

“Refinancing” means (x) the repayment or redemption in full of (i) the Existing Credit Agreement, (ii) the Senior Secured Notes and (iii) the Parent Notes, and (y) the termination of all commitments and termination and release of all security interests and guaranties in connection therewith or the making of provisions therefor reasonably acceptable to the Administrative Agent, it being understood that the Existing Letters of Credit may remain outstanding.

“Refinancing Effective Date” has the meaning specified in Section 2.18.

“Refinancing Note Documents” shall mean the Refinancing Notes, the Refinancing Notes Indenture and all other documents executed and delivered with respect to the Refinancing Notes or Refinancing Notes Indenture, as in effect on Refinancing Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Refinancing Note Holder” shall have the meaning provided in Section 2.18(b).

“Refinancing Notes” shall have the meaning provided in Section 2.18(a).

“Refinancing Notes Indenture” shall mean the indenture entered into with respect to the Refinancing Notes and pursuant to which same shall be issued.

“Refinancing Term Lender” has the meaning specified in Section 2.18.

“Refinancing Term Loans” has the meaning specified in Section 2.18.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into any building, structure or facility.

“Replacement Preferred Stock” means any Disqualified Stock of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to redeem, refund, refinance, replace or discharge any Disqualified Stock of the Borrower or any of its Restricted Subsidiaries (other than Disqualified Stock issued by the Borrower or a Restricted Subsidiary to the Borrower or another Restricted Subsidiary); provided that such Replacement Preferred Stock (i) is issued by the Borrower or by the Restricted Subsidiary who is the issuer of the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged, (ii) does not have an initial liquidation preference in excess of the liquidation preference plus accrued and unpaid dividends on the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged and (iii) does not require redemption, repurchase or discharge at any time prior to the date on which the Disqualified Stock being redeemed, refunded, refinanced, replaced or discharged is required to be redeemed, repurchased or discharged.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Transaction” means (a) the incurrence by the Borrower of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Initial Term Loans into a new Class of replacement term loans under this Agreement) that is broadly marketed or syndicated to banks and/or other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an Effective Yield for such Indebtedness that is less than the Effective Yield for the Initial Term Loans, but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Initial Term Loans or (b) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise).

“Request for Borrowing” means a Committed Loan Notice with respect to a Borrowing, conversion or continuation of Term Loans.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Tranche Term Lenders” means, as of any date of determination, with respect to any Class of Term Loans, Lenders holding more than 50% of the Term Loans of such Class on such date; provided that Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Tranche Term Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment by such Person (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest of such Person, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Restricted Subsidiary” means, of any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary.  Unless otherwise specified, references to a “Restricted Subsidiary” will be deemed to be a Restricted Subsidiary of the Borrower.

“Retained Percentage” means, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” has the meaning specified in Section 7.11.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent among the Administrative Agent and one or more senior representatives for the holders of Incremental Notes and/or Refinancing Notes that are intended to be secured on a pari passu basis with the Loan Obligations.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between Borrower or any Subsidiary Guarantor, on the one hand, and a hedge counterparty, on the other hand.

“Secured Intercompany Note” has the meaning specified in Section 7.03(c).

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means a security agreement, in substantially the form of Exhibit G (together with each Security Agreement Supplement delivered pursuant to Section 6.12, in each case as amended, the “Security Agreement”), duly executed by each Loan Party.

“Security Agreement Supplement” has the meaning specified in Section 1.1(c) of the Security Agreement.

“Senior Secured Notes” means the Borrower’s 8.375% Senior Secured Notes due 2018.

“Signing Date” means the date all conditions in Section 4.02 are satisfied.

“Social Security Act” means the Social Security Act of 1965.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (iii) such Person will be able to pay its debts and other liabilities as such debts and other liabilities become absolute and matured and (iv) such Person is not left with property remaining in its hands constituting “unreasonably small capital” with which to conduct its business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Distribution” means payments in an aggregate amount not to exceed $200,000,000 on or after the Initial Funding Date in respect of: (i) the payment of a cash dividend by the Borrower to Holdings, the proceeds of which will be used to redeem a portion of the Equity Interests of Holdings (or any direct or indirect parent thereof) and/or to pay cash dividends or distributions to the holders of Equity Interests of Holdings (or any direct or indirect parent thereof) and (ii) in lieu of dividends or distributions on Equity Interests in Holdings (or any direct or indirect parent thereof), special bonuses, dividend equivalents or other payments payable to officers, employees, consultants and directors who hold options or similar Equity Interests in Holdings (or any direct or indirect parent thereof).

“Specified Purchase Agreement Payments” means any payments to current or former stockholders of the Borrower pursuant to Section 9.4(g) or Section 9.4(h) of the Purchase Agreement (including payments made to Parent or Holdings to permit Parent or Holdings to make such payments) in connection with tax savings realized by the Borrower.

“Sponsor” means Centerbridge Capital Partners, L.P.

“Sponsor Management Agreement” means the Management Agreement between the Borrower and the Sponsor dated as of May 7, 2010 and as the same may be further amended, supplemented or otherwise modified from time to time.

“Spot Rate” has the meaning specified in Section 1.07.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Restricted Subsidiary which the Borrower has determined in good faith to be customary in a Qualified Receivables Transaction, including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Strategic Investors” means physicians, hospitals, health systems, other healthcare providers, other healthcare companies and other similar strategic joint venture partners which joint venture partners are, directly or indirectly, actively involved in the day-to-day operations of providing dialysis-related services, or, in the case of physicians, that have retired therefrom, individuals who are former owners or employees of dialysis clinics purchased by the Borrower, any of its Restricted Subsidiaries, and consulting firms that receive common stock solely as consideration for consulting services performed.

“Subordinated Indebtedness” means Indebtedness of Borrower or any Guarantor that is by its terms subordinated in right of payment to the Loan Obligations of Borrower and such Guarantor, as applicable.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.  Unless otherwise specified, references to “Subsidiary” will be deemed to refer to a Subsidiary of the Borrower.

“Subsidiary Guarantor” means each Restricted Subsidiary that is party to the Guaranty.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Syndication Agents” means Wells Fargo Bank, National Association, as syndication agent under any of the Loan Documents, or any successor syndication agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Status Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means an extension of credit by a Lender to the Borrower under Article II,  including any Initial Term Loan or any term loan of any other Class established pursuant to an Additional Borrowing Amendment, as the context may require.

“Third Lien Intercreditor Agreement” means an intercreditor agreement among the Administrative Agent and one or more representatives for the holders of Indebtedness secured on a junior basis to the Loan Obligations, in form and substance reasonably acceptable to the Administrative Agent and the Borrower.  Wherever in this Agreement, a representative is required to become party to the Third Lien Intercreditor Agreement, if the related Indebtedness is the initial Indebtedness incurred by the Borrower or any Restricted Subsidiary to be secured by a Lien junior to the Liens securing the Loan Obligations, then the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the representative for such Indebtedness shall execute and deliver the Third Lien Intercreditor Agreement.

“Threshold Amount” means $23,000,000.

“Total Assets” means the total consolidated assets of the Borrower and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.

“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Transactions” means, collectively, (a) the Initial Borrowings hereunder on the Initial Funding Date and the execution and delivery of Loan Documents entered into on the Initial Funding Date, (b) the funding of the First Lien

Facilities on the Initial Funding Date and the execution and delivery of the First Lien Documentation entered into on the Initial Funding Date, (c) the Refinancing, (d) the Special Distribution and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Type” means, with respect to a Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Signing Date.

“Voting Stock” means, with respect to any Person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)                                 the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b)                                 the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Equity Interests or other ownership interest of which (other than directors’ qualifying shares) will at that time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

1.02.                     Other Interpretive Provisions.  With reference this Agreement and each other Loan Document, unless otherwise specified herein or such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03.                     Accounting Terms.

(a)                                 Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.  Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein and (ii) the accounting for operating leases and capital leases under GAAP as in effect on the date hereof (including Accounting Standards Codification 840) shall apply for the purposes of determining compliance with the provisions of this Agreement, including the definition of Capitalized Leases and obligations in respect thereof.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04.                     Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.                     Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06.                     [Reserved].

1.07.                     Currency Equivalents Generally.  Any amount specified in this Agreement (other than in Article II) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars.  For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

1.08.                     References to First Lien Credit Agreement.  References in the Loan Documents to clauses, sections or defined terms in the First Lien Credit Agreement shall be to such clause, section or defined term in the First Lien Credit Agreement as in effect on the Signing Date or as thereafter amended in accordance with the First Lien Credit Agreement and the Junior Lien Intercreditor Agreement.  If the clause or section in the First Lien Credit Agreement is moved, the reference herein shall deemed be changed accordingly, and if a defined term is changed, the appropriate term shall be deemed substituted.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.                     The Term Loans.  Subject to the terms and conditions set forth herein, each Initial Lender severally agrees to make a single loan to the Borrower on the Initial Funding Date in an amount not to exceed such Initial Lender’s Initial Commitment.  The Initial Borrowing shall consist of Initial Term Loans made simultaneously by the Initial Lenders in accordance with their respective Initial Commitments.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Initial Term Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

2.02.                     Borrowings, Conversions and Continuations of Term Loans.

(a)                                 Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them.  Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Loan Notice  (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing,  a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Term Loans to be borrowed, converted or continued, (iv) the Type of Term Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Term Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 [Reserved].

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, upon notice from the Required Lenders, Term Loans will cease to be able to be requested as, converted to or continued as Eurodollar Rate Loans.

(d)                                 The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of each Class of Term Loans.

2.03.                     [Reserved].

2.04.                     [Reserved].

2.05.                     Prepayments.

(a)                                 Optional.

(i)                  Subject to the last sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium (except as set forth in Section 2.05(a)(iii)) or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) one Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Term Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Term Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Term Loan and any Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of any Class of Term Loans (other than the Initial Term Loans) pursuant to this Section 2.05(a) shall be applied as set forth in the applicable Additional Borrowing Amendment.  Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to prepay the Initial Term Facility pursuant to this Section 2.05(a)(i) during the period from the Initial Funding Date through the date ten Business Days thereafter.

(ii)               [Reserved].

(iii)            If any Initial Term Loans are voluntarily prepaid pursuant to Section 2.05(a)(i) or mandatorily prepaid pursuant to Section 2.05(b)(iii) prior to the third anniversary of the Initial Funding Date, such prepayments shall be made at (x) 103% of the aggregate principal amount of  Initial Term Loans prepaid if such prepayment occurs prior to the first anniversary of the Initial Funding Date, (y) 102% of the aggregate principal amount of Initial Term Loans prepaid if such prepayment occurs on or after the first anniversary of the Initial Funding Date but prior to the second anniversary of the Initial Funding Date and (z) 101% of the aggregate principal amount of Initial Term Loans prepaid if such prepayment occurs on or after the second anniversary of the Initial Funding Date but prior to the third anniversary of the Initial Funding Date.  If, on or prior to the third anniversary of the Initial Funding Date, any Lender that is a Non-Consenting Lender is replaced pursuant to Section 11.14 in connection with any amendment, amendment and restatement or other modification of this Agreement, such Lender (and not any Person who replaces such Lender pursuant to Section 11.14) shall receive the premium described in the preceding sentence with respect to its Initial Term Loans as if it were being prepaid.

(b)                                 Mandatory

(i)                            Excess Cash Flow. Subject to clause (ix) of this Section 2.05(b), within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) (commencing with the fiscal year ending December 31, 2013) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be offered to be prepaid in accordance with clause (viii) below, an aggregate principal amount of Term Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements minus (B) all voluntary prepayments of Term Loans (other than prepayments made with proceeds of other Indebtedness (other than Indebtedness under the  First Lien Revolving Credit Facility)) and amounts actually paid for Term Loans assigned to the Borrower or any Restricted Subsidiary pursuant to Section 11.07(d)(II)(x) made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent such prepayments are funded with the internally generated cash and excluding any such prepayment that reduced Excess Cash Flow minus (C) the sum of (1) all voluntary prepayments of First Lien Term Loans (other than prepayments made with proceeds of other Indebtedness (other than Indebtedness under the First Lien Revolving Credit Facility)) and amounts actually paid for First Lien Term Loans assigned to the Borrower or any Restricted Subsidiary pursuant to Section 11.07(d)(II)(x) of the First Lien Credit Agreement made during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due and (2) all voluntary prepayments of loans under the First Lien Revolving Credit Facility during such fiscal year or after year-end and prior to when such Excess Cash Flow prepayment is due to the extent the corresponding revolving credit commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (1) and (2), to the extent such prepayments are funded with the internally generated cash and excluding any such prepayment that reduced Excess Cash Flow.

(ii)                                  Dispositions. Subject to clause (ix) of this Section 2.05(b), if (x) the Borrower or any Restricted Subsidiary makes any Disposition pursuant to Section 7.05(l) or (o) or (y) any Casualty Event occurs, which results in the realization or receipt by the Borrower or Restricted Subsidiary of Net Cash Proceeds, the Borrower shall cause to be offered to be prepaid in accordance with clause (viii) below, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by the Borrower or any Restricted Subsidiary of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received.

(iii)                               Indebtedness. Subject to clause (ix) of this Section 2.05(b), if the Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Initial Funding Date (other than Indebtedness not prohibited under Section 7.02, (other than (a) Indebtedness that is intended to constitute Permitted Refinancing Indebtedness with respect to the Facilities and (b) Refinancing Term Loans), the Borrower shall cause to be offered to be prepaid in accordance with clause (viii) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is one (1) Business Day after the receipt by the Borrower or such Restricted Subsidiary of such Net Cash Proceeds.  For the avoidance of doubt, any Intercompany Loan Refinancing shall be treated as a Disposition under Section 2.05(b)(ii) and not an incurrence of Indebtedness under this Section 2.05(b)(iii).

(iv)                              [Reserved].

(v)                                 Application of Prepayments. Except with respect to Term Loans incurred in connection with any Additional Borrowing Amendment, (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied ratably to each Class of Term Loans then outstanding (except to the extent that any applicable Additional Borrowing Amendment provides that the Class of Term Loans made thereunder shall be entitled to less than pro rata treatment; provided that any prepayment of Term Loans required as a result of the incurrence of Refinancing Term Loans shall be applied solely to the applicable Class or tranche of outstanding Term Loans to be refinanced thereby); (B) with respect to each Class of Term Loans (other than Initial Term Loans), each prepayment pursuant to clauses (i) through (iii) of this Section 2.05(b) shall be applied to the scheduled installments of principal thereof following the date of prepayment pursuant to Section 2.07 as set forth in the applicable Additional Borrowing Amendment; and (C) each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentage of such prepayment; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 3.05.

(vi)                              Notice. The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least four (4) Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each applicable Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Applicable Percentage of the prepayment.

(vii)                           Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with this Section 2.05(b).

(viii)                        Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b)(i) or (ii), (A) the Borrower will, not later than the date specified in Sections 2.05(b)(i) or (ii) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such offer of prepayment to each Lender of Term Loans, (B) the Administrative Agent shall provide notice of such offer of prepayment to each Lender of Term Loans, (C) each Lender of Term Loans will have the right to refuse such offer of prepayment by giving written notice of such refusal to the Administrative Agent within one (1) Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (D) below), (D) the Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Borrower pursuant to Section 2.05(b)(vi) and (E) any prepayment refused by Lenders of Term Loans (such refused amounts, the “Declined Proceeds”) may be retained by the Borrower.

(ix)                              First Lien Credit Agreement Mandatory Prepayment Credit. Notwithstanding anything in this Section 2.05(b) to the contrary, amounts actually applied toward prepayment of the First Lien Term Loans in accordance with and as required by any similar provision of the First Lien Credit Agreement shall on a dollar-for-dollar basis reduce the amount required to be applied toward prepayments hereunder.

2.06.                     Termination or Reduction of Commitments.

(a)                                 [Reserved].

(b)                                 Mandatory.

(i)                            The Commitments shall terminate on March 27, 2013 if the Initial Funding Date has not occurred on or prior to such date.

(ii)                         The aggregate Initial Commitments shall be automatically and permanently reduced to zero on the Initial Funding Date.

2.07.                     Repayment of Term Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Lenders on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date.  In the event any Additional Term Loans, Refinancing Term Loans or Extended Term Loans are made, such Additional Term Loans, Refinancing Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the Additional Borrowing Amendment with respect thereto and on the applicable Maturity Date thereof.

2.08.                     Interest.

(a)                                 Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility.

(b)                                 (i)  If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)               Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09.                     Fees.

(a)                                 The Borrower shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times separately agreed.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)                                 The Borrower shall pay to the Administrative Agent for the account of  each Initial Lender a fee (which may, at the option of the Administrative Agent, be structured as original issue discount) equal to 1.50% of the amount of such Initial Lender’s Initial Term Loans on the Initial Funding Date.  Such fee will fully earned, due and payable on the Initial Funding Date and shall not be refundable for any reason whatsoever.

(c)                                  The Borrower shall pay to the Lenders such fees (if any) as shall have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10.                     Computation of Interest and Fees.  All computations of interest for Base Rate Loans determined by reference to clause (b) of the definition of Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid, provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11.                     Evidence of Debt. The Borrowings made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loan Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Term Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Term Loans and payments with respect thereto.

2.12.                     Payments Generally; Administrative Agent’s Clawback.

(a)                                 General.  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)                                 (i)  Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Term Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)               Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 11.05(c) are several and not joint.  The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under Section 11.05(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan, to purchase its participation or to make its payment under Section 11.05(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13.                     Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Loan Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time to (ii) the aggregate amount of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Loan Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time to (ii) the aggregate amount of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact, provided that:

(i)                            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                         the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payments made pursuant to Sections  2.17 or 2.18.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14.                     [Reserved].

2.15.                     Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                            Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                         Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Term Loans under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Term Loans were made at a time when the conditions set forth in Sections 4.01(f) and (g) were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Defaulting Lenders on a pro rata basis based on the percentage that the amount of such Term Loans of such Lender is of the aggregate amount of all such Term Loans of all Non-Defaulting Lenders) prior to being applied to the payment of any Term Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b)                                 Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.16.                     Increase in Commitments.

(a)                                 The Borrower may by written notice to the Administrative Agent elect to seek commitments (“Additional Commitments”) to increase the aggregate principal amount of any existing Class of Term Loans or to establish one or more new Classes of Term Loans; provided that:

(i)                            the aggregate amount of all Additional Commitments shall not exceed the sum of (A)(x) $75,000,000 less (y) the aggregate principal amount of First Lien Indebtedness incurred under Section 7.02(b)(ii) less (z) the aggregate principal amount of Incremental Notes incurred under Section 7.02(v)(A) (the amount in this clause (A), the “Incremental Dollar Basket”), plus (B) all voluntary prepayments of Term Loans prior to or simultaneous with the Additional Commitments Effective Date (excluding voluntary prepayments of Additional Term Loans, to the extent such Additional Term Loans were obtained pursuant to clause (C) below), plus (C) after utilization of the amounts available pursuant to clauses (A) and (B) above, additional amounts so long as the Consolidated Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, as if any Additional Term Loans available under such Additional Commitments had been outstanding on the last day of such period, and, in each case excluding the cash proceeds of any Term Loans pursuant to such Additional Commitments, do not exceed 6.50:1.00 (this clause (C), the “Incremental Ratio Exception”);

(ii)                         any such increase or any new Class shall be in an aggregate amount of $10,000,000 or any whole multiple of $500,000 in excess thereof; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the preceding clause (i);

(iii)                      the final maturity date of any Additional Term Loans shall be no earlier than the Latest Maturity Date;

(iv)                     the Additional Term Loans shall have a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of each Class of Term Loans outstanding prior to such proposed incurrence of Additional Term Loans (the “Outstanding Term Loans”);

(v)                        the Applicable Rate with respect to any Additional Term Loans shall be determined by the Borrower and the lenders of the Additional Term Loans; provided that with respect to any Additional Term Loans incurred prior to the second anniversary of the Initial Funding Date, (x) in the event that the Applicable Rate for any such Additional Term Loans is greater than the Applicable Rate for the Initial Term Loans by more than 50 basis points, then the Applicable Rate for the Initial Term Loans shall be increased to the extent necessary so that the Applicable Rate for the Additional Term Loans is not more than 50 basis points higher than the Applicable Rate for the Initial Term Loans; provided, further, that, in determining the Applicable Rate with respect to Additional Term Loans or the applicable Class of Outstanding Term Loans pursuant to this clause (v), (A) original issue discount (“OID”) or upfront or similar fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the lenders providing such Additional Term Loans or such Outstanding Term Loans in the primary syndication thereof (with OID being equated to interest based on an assumed four-year life to maturity) shall be included and (B) customary arrangement or commitment fees payable to any lead arranger (or its affiliates) in connection with the Additional Term Loans or Outstanding Term Loans shall be excluded, and (y) if any Eurodollar Rate “floor” or Base Rate “floor” applicable to any Additional Term Loans exceeds the

Eurodollar Rate “floor” or Base Rate “floor” applicable to the Outstanding Term Loans, the Eurodollar Rate “floor” or Base Rate applicable to the Initial Term Loans shall be increased so that the applicable “floor” is the same;

(vi)                     no existing Lender shall be required to provide any Additional Commitments;

(vii)                  subject to clause (iv), the amortization schedule applicable to the Additional Commitments shall be determined by the Borrower and the lenders thereof;

(viii)               the Additional Term Loans shall rank pari passu in right of payment and security with the existing Term Loans ; and

(ix)                     the Additional Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the lenders of the Additional Term Loans so long as such Additional Term Loans do not participate on a greater than pro rata basis in any such mandatory prepayments as compared to Initial Term Loans.

(b)                                 Each such notice shall specify (x) the date (each, an “Additional Commitments Effective Date”) on which the Borrower proposes that the Additional Commitments shall be effective, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Additional Commitments as if it were an assignee)) whom the Borrower proposes would provide the Additional Commitments and the portion of the Additional Commitment to be provided by each such Person.  As a condition precedent to the effectiveness of any Additional Commitments, the Borrower shall deliver to the Administrative Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to the Additional Commitments (and assuming full utilization thereof), (i) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.16(b), the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished pursuant to subsection (a) of Section 6.01 and (ii) no Default or Event of Default exists.  On each Additional Commitments Effective Date with respect to any Additional Commitment, each Person with an Additional Commitment shall make an Additional Term Loan to the Borrower in a principal amount equal to such Person’s Additional Commitment.

(c)                                  Any other terms of and documentation entered into in respect of any Additional Commitments shall be on terms and pursuant to documentation agreed between the Borrower and the Lenders providing such Additional Commitments (including with respect to voluntary and mandatory prepayments), other than as contemplated by Section 2.16(a)(iii), (iv), (v), (vii), (viii) or (ix) above; provided that to the extent such other terms and documentation in respect of any Additional Term Loans are not consistent with those of the Initial Term Loans (except to the extent permitted by Section 2.16(a)(iii), (iv), (v), (vii), (viii) or (ix) above) they shall be reasonably satisfactory to the Administrative Agent.

(d)                                 The Additional Commitments shall be documented by an Additional Borrowing Amendment executed by the Persons providing the Additional Commitments (and the other Persons specified in the definition of Additional Borrowing Amendment but no other existing Lender), and the Additional Borrowing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16.

(e)                                  This Section 2.16 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.

2.17.                     Extended Term Loans .

(a)                                 The Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (the Term Loans of such applicable Class, the “Existing Term Loans”) be converted into a new Class of Term Loans (the Term Loans of such applicable Class, the “Extended Term Loans”) with terms consistent with this Section 2.17.  In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be identical to those applicable to the Existing Term Loans from which such Extended Term Loans are to be converted except that:

(i)                            the Maturity Date of the Extended Term Loans shall be later than the Maturity Date of the Existing Term Loans;

(ii)                         all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Existing Term Loans;

(iii)                      (A) the interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, funding discounts, original issue discounts and premiums with respect to the Extended Term Loans may be different than those for the Existing Term Loans and (B) additional fees and/or premiums may be payable to the Extending Lenders providing such Extended Term Loans in addition to any of the items contemplated by the preceding clause (A);

(iv)                     the Extended Term Loans may have optional prepayment terms (including call protection and prepayment premiums) and mandatory prepayment terms as may be agreed between the Borrower and the Extending Lenders so long as such Extended Term Loans do not participate on a greater than pro rata basis in any such mandatory prepayments as compared to Initial Lenders;

(v)                        the Loan Parties may be subject to covenants and other terms for the benefit of the Extending Lenders that apply only after the Latest Maturity Date (before giving effect to the Extended Term Loans); and

(vi)                     no existing Lender shall be required to provide any Extended Term Loans.

(b)                                 [Reserved].

(c)                                  Each Extension Request shall specify the date (the “Extension Effective Date”) on which the Borrower proposes that the conversion of an Existing Class into an Extended Class shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent.  Each Lender of an Existing Class that is requested to be extended shall be offered the opportunity to convert its Existing Class into the Extended Class on the same basis as each other Lender of such Existing Class.  Any Lender (to the extent applicable, an “Extending Lender”) wishing to have all or a portion of its Existing Class subject to such Extension Request converted into an Extended Class shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Class subject to such Extension Request that it has elected to convert into an Extended Class.  In the event that the aggregate portion of the Existing Class subject to Extension Elections exceeds the amount of the Extended Class requested pursuant to the Extension Request, the portion of the Existing Class converted shall be allocated on a pro rata basis based on the amount of the Existing Class included in each such Extension Election.

(d)                                 An Extended Class shall be established pursuant to an Additional Borrowing Amendment executed by the Extending Lenders (and the other Persons specified in the definition of Additional Borrowing Amendment but no other existing Lender). No Additional Borrowing Amendment shall provide for any Class of Extended Term Loans in an aggregate principal amount that is less than $10,000,000.  In addition to any terms and changes required or permitted by Section 2.17(a), the Additional Borrowing Amendment shall amend the scheduled amortization payments pursuant to Section 2.07 with respect to the Existing Term Loans from which the Extended

Term Loans were converted to reduce each scheduled principal repayment amounts for the Existing Term Loans in the same proportion as the amount of Existing Term Loans to be converted pursuant to such Additional Borrowing Amendment.

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, on the Extension Effective Date, the principal amount of each Existing Term Loan shall be deemed reduced by an amount equal to the principal amount converted into an Extended Term Loan.

(f)                                   This Section 2.17 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary.  Each Extended Class shall be documented by an Additional Borrowing Amendment executed by the Extending Lenders providing such Extended Class (and the other persons specified in the definition of Additional Borrowing Amendment but no other existing Lender), and the Additional Borrowing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17.

2.18.                     Refinancing Term Loans.

(a)                                 The Borrower may at any time and from time to time, by written notice to the Administrative Agent, request the establishment of one or more additional Classes of term loans under this Agreement or an increase to an existing Class of term loans under this Agreement (“Refinancing Term Loans”) or one or more series of debt securities (“Refinancing Notes”); provided that:

(i)                            the proceeds of such Refinancing Term Loans and/or Refinancing Notes shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any outstanding Term Loans;

(ii)                         each Class of Refinancing Term Loans shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);

(iii)                      such Refinancing Term Loans and/or Refinancing Notes shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans to be refinanced plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees);

(iv)                     the final maturity date of such Refinancing Term Loans and/or Refinancing Notes shall be later than the Maturity Date of the Term Loans being refinanced, and the Weighted Average Life to Maturity of such Refinancing Term Loans and/or Refinancing Notes shall be longer than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;

(v)                        (A) the pricing, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions applicable to such Refinancing Term Loans and/or Refinancing Notes shall be as agreed between the Borrower and the Refinancing Term Lenders and/or Refinancing Note Holders so long as, in the case of any mandatory prepayment or redemption provisions, such Refinancing Term Lenders and/or Refinancing Note Holders do not participate on a greater than pro rata basis in any such prepayments as compared to Initial Lenders and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Refinancing Term Loans and/or Refinancing Note Holders, shall not be materially more favorable (when taken as a whole) to the Refinancing Term Lenders and/or Refinancing Note Holders than those applicable to any Class of Term Loans then outstanding under this Agreement (as determined by the Borrower in good faith), except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date (before giving effect to the Refinancing Term Loans and/or Refinancing Notes) or such covenants or other terms apply equally for the benefit of the other Lenders;

(vi)                     no existing Lender shall be required to provide any Refinancing Term Loans and/or Refinancing Notes; and

(vii)                  the Refinancing Term Loans and/or Refinancing Notes shall rank pari passu in right of payment and security with the existing Term Loans.

(b)                                 Each such notice shall specify (x) the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans and/or Refinancing Notes be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) in the case of Refinancing Term Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person.  On each Refinancing Effective Date, each Person with a commitment for a Refinancing Term Loan (each such Person, a “Refinancing Term Lender”) or Refinancing Notes (each such Person, a “Refinancing Note Holder”) shall make a Refinancing Term Loan to the Borrower, and/or purchase Refinancing Notes from the Borrower, in a principal amount equal to such Person’s commitment therefor.

(c)                                  This Section 2.18 shall supersede any provisions in Section 2.13 or Section 11.01 to the contrary (but shall be in addition to and not in lieu of the second paragraph of Section 11.01).  The Refinancing Term Loans shall be documented by an Additional Borrowing Amendment executed by the Persons providing the Refinancing Term Loans (and the other Persons specified in the definition of Additional Borrowing Amendment but no other existing Lender), and the Additional Borrowing Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.18. The Refinancing Notes shall be established pursuant to documentation which shall be consistent with the provisions set forth in Section 2.18(a).

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.                     Taxes.

(a)                                 Payments Free of Taxes; Obligation to Withhold Payments on Account of Taxes.

(i)                  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall, to the extent permitted by applicable Laws, be made free and clear of and without deduction or withholding of any Taxes.  If, however, applicable Laws require the applicable withholding agent to withhold or deduct any Tax (as determined in the good faith discretion of the applicable withholding agent), such Tax shall be withheld or deducted in accordance with such Laws.

(ii)               If the applicable withholding agent shall be required to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are required, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding and deductions on account of Indemnified Taxes or Other Taxes have been made (including withholding and deductions applicable to additional sums payable under this Section 3.01), the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes.  Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                                  Indemnification.  Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after a written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth the calculation of the amount of any such payment or liability and the reasons for such payment or liability in reasonable detail delivered to the Borrower and Holdings by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of any Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders; Tax Documentation.

(i)                  Each Lender shall deliver to the Borrower, Holdings and to the Administrative Agent, whenever reasonably requested by the Borrower, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws and such other reasonably requested information as will permit the Borrower, Holdings or the Administrative Agent, as the case may be, (A) to determine whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) to determine, if applicable, the required rate of withholding or deduction and (C) to establish such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in an applicable jurisdiction (including, in the case of a Lender seeking exemption from, or reduction of, U.S. federal withholding tax under FATCA, any documentation necessary to prevent withholding under FATCA and to permit the Borrower to determine that such Lender has complied with any requirements under such provisions to avoid or reduce withholding tax).  Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)               Without limiting the generality of the foregoing,

(A)                             any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower, Holdings or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                               each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of U.S. federal withholding tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower, Holdings and the Administrative Agent (in such number of signed originals as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (1) if any documentation previously delivered has expired or become obsolete or invalid or (2) upon the request of the Borrower, Holdings or the Administrative Agent), whichever of the following is applicable:

(I)                          IRS Form W-8BEN (or any successor thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                     IRS Form W-8ECI (or any successor thereto),

(III)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 881(c) or 871(h) of the Code (the “Portfolio Interest Exemption”), (x) a certificate, substantially in the form of Exhibit H-1, H-2, H-3 or H-4, as applicable (a “Tax Status Certificate”), to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of  the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no interest to be received is effectively connected with a U.S. trade or business and (y) duly completed and executed original copies of IRS Form W-8BEN (or any successor thereto),

(IV)         where such Lender is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a typical participation), IRS Form W-8IMY (or any successor thereto) and all required supporting documentation (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Foreign Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by the Foreign Lender on behalf of the beneficial owner(s)),  or:

(V)          any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower, Holdings or the Administrative Agent to determine the withholding or deduction required to be made.

(C)          Each Lender shall promptly notify the Borrower, Holdings and the Administrative Agent of any change in circumstances that would modify or render invalid any documentation previously provided.

(D)          If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding anything to the contrary in this subsection 3.01(e), no Lender shall be required to deliver any documentation that it is not legally eligible to deliver.

(f)            Treatment of Certain Refunds.  If the Administrative Agent or any Lender determines, in its good faith sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, or such Lender, in the event the Administrative Agent or such Lender is required to repay such amount to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any

Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to any Loan Party the payment of which would place such Lender in a less favorable net after Tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

(g)           Payment by Administrative Agent.  For purposes of this Section 3.01, any payment made by the Administrative Agent to a Lender shall be deemed to be a payment made by the Borrower to such Lender.

3.02.       Illegality.  If any Lender determines that any change in Law has made it unlawful, or that any Governmental Authority has, after the date hereof, asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has, after the date hereof, imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03.       Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent determines or is advised in writing by the Required Lenders that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Term Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders if the Required Lenders advised the Administrative Agent pursuant to clause (ii) above) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04.       Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)           subject any Lender to any Tax of any kind whatsoever (other than Indemnified Taxes or other Taxes covered in Section 3.01 and Excluded Taxes) on its loans, loan principal, Commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term Loan the interest on which is determined by reference to the Eurodollar Rate (or, in the case of clause (ii) above, any Term Loan), or of maintaining its obligation to make any such Term Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loan made by such Lender  to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)           Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05.       Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any Term Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Term Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Term Loan) to prepay, borrow, continue or convert any Term Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.14;

excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Term Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary and reasonable administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Term Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06.       Mitigation Obligations; Replacement of Lenders.

(a)           Designation of Different Lending Office.  If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (other than pursuant to Section 3.01(b)) or if a Lender gives notice pursuant to Section 3.02, the Borrower may replace such Lender in accordance with Section 11.14.

3.07.       Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Facility, repayment of all other Loan Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.       Conditions to Initial Borrowing.  The obligation each Lender to make its Initial Borrowing hereunder is subject to satisfaction of the following conditions precedent:

(a)           the Administrative Agent’s receipt of the following, each executed by a Responsible Officer of the signing Loan Party, each dated the Initial Funding Date (or, in the case of certificates of governmental officials, a recent date before the Initial Funding Date):

(i)            executed counterparts of the Guaranty;

(ii)           a Note executed by the Borrower in favor of each Lender requesting a Note, with such requests provided to the Borrower at least two Business Days prior to the Initial Funding Date;

(iii)          the Security Agreement, together with:

(A)          except to the extent delivered to the First Lien Administrative Agent, certificates representing the Pledged Securities (if any) referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Intercompany Notes and any Pledged Collateral required to be delivered to the Administrative Agent pursuant to the Security Agreement, in each case, indorsed in blank,

(B)          proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that are necessary in order to perfect the Liens created under the Security Agreement, covering the Collateral described in the Security Agreement,

(C)          certified copies of UCC, United States Patent and Trademark Office, United States Copyright Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party or Qualified Subsidiary as debtor and that are filed in those state and county jurisdictions in which any Loan Party or Qualified Subsidiary is organized or maintains its principal place of business, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted by Section 7.01 or any other Liens acceptable to the Administrative Agent), and

(D)          a completed and executed Perfection Certificate substantially in the form of Exhibit I-1;

(iv)          a solvency certificate in the form of Exhibit K executed and delivered by the chief financial officer of the Borrower;

(v)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(vi)          such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrower and its Restricted Subsidiaries is validly existing, in good standing and qualified to engage in business in the jurisdiction of its organization;

(vii)         the opinion of Simpson, Thacher & Bartlett LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and substantially in the form provided to the Lenders prior to the Signing Date;

(viii)        the opinion of McDermott Will & Emery LLP, local counsel to the Loan Parties in Texas, addressed to the Administrative Agent and each Lender and substantially in the form provided to the Lenders prior to the Signing Date;

(ix)          the financial statements referenced in Sections 5.05(a) and (d);

(x)           the Junior Lien Intercreditor Agreement, fully executed by the First Lien Administrative Agent, the Administrative Agent, and acknowledged by the Loan Parties; and

(xi)          a certificate of a Responsible Officer of Borrower as to the satisfaction of the conditions set forth in Sections 4.01(f) and (g).

(b)           All fees required to be paid to the Administrative Agent, the Lead Arrangers and the Lenders on or before the Initial Funding Date shall have been paid.

(c)           Unless waived by the Administrative Agent, the Borrower shall have paid all applicable expenses (including the reasonable and invoiced fees and disbursements of counsel (with such invoices provided to the Borrower at least two Business Days prior to the Initial Funding Date)) that are due pursuant to Section 11.05(a).

(d)           Substantially concurrently with the Initial Borrowings on the Initial Funding Date, the initial borrowing under the First Lien Facilities shall be consummated.

(e)           The Refinancing shall have been or shall substantially concurrently with the Initial Borrowing on the Initial Funding Date be consummated, and the Administrative Agent shall have received, or substantially concurrently with the Initial Borrowings on the Initial Funding Date shall receive, (i) evidence of the discharge of the indentures governing the Senior Secured Notes and the Parent Notes, (ii) UCC-3 termination statements with respect to all Liens securing the Senior Secured Notes and the Existing Credit Agreement and (iii) a customary “payoff letter” for the Existing Credit Agreement.

(f)            The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Initial Funding Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date.

(g)           No Default would result from the Initial Borrowing or from the application of the proceeds thereof.

4.02.       Conditions to Effectiveness.  The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent’s receipt of counterparts to this Agreement duly executed by a Responsible Officer of Holdings, the Borrower, the Administrative Agent and each Lender.

(b)           Substantially concurrently with the effectiveness of this Agreement, the First Lien Facilities shall become effective.

(c)           The Administrative Agent shall have received copies of notices delivered to the trustee for the Senior Secured Notes and the Parent Notes for redemption of all of the Senior Secured Notes and the Parent Notes in accordance with the indentures therefor on a date which is prior to the date specified in Section 2.06(b)(i).

(d)           The Lenders and the Administrative Agent shall have received the information required under Section 11.19 not less than five (5) Business Days prior to the Signing Date.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01.       Existence, Qualification and Power.  Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02.       Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c), to the extent that such conflict, breach, contravention or violation would not reasonably be expected to have a Material Adverse Effect.

5.03.       Governmental Authorization; Other Consents.  No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection of the Liens created under the Collateral Documents (including the second priority nature thereof), except for the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect.

5.04.       Binding Effect.  This Agreement has been and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to affecting creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

5.05.       Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations, cash flows and changes in shareholders’ equity for the periods covered thereby in accordance with GAAP, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the dates thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b)           The unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of September 30, 2012 and December 31, 2012 and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the nine-month periods ended September 30, 2011 and September 30, 2012 and the twelve month period ended December 31, 2012 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the dates thereof and their results of operations, cash flows and changes in shareholders’ equity for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)           Since December 31, 2011, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)           All financial projections concerning Holdings and its Subsidiaries delivered to Lenders prior to the Initial Funding Date have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date of their delivery to Lenders; it being understood that (i) whether or not such projections or forward looking statements are in fact achieved will depend upon future events some of which are beyond the control of Holdings and its Subsidiaries, (ii) no assurance can be given that any projections will be realized, (iii) actual results may vary from the projections and such variations may be material and (iv) the projections delivered to the Lenders should not be regarded as a representation by Holdings or its management that the projected  results will be achieved.

5.06.       Litigation.  Other than as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to any Loan Document or the consummation of the Transactions, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

5.07.       Ownership of Property; Liens; Investments.

(a)           Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)           (i)            Part (i) of Schedule 5.07(b) sets forth a complete and accurate list of all Liens on any property of any Loan Party as of the Signing Date (other than the Liens permitted by Section 7.01(w)), showing as of such date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto.

(ii)           Part (ii) of Schedule 5.07(b) sets forth a complete and accurate list of all Liens on any property of any Loan Party incurred after the Signing Date and prior to the Initial Funding Date, showing as of such date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto, which Liens are permitted by exceptions set forth in Section 7.01 without giving effect to clause (b), (k), (m) or (o) thereof.

(iii)          Part (iii) of Schedule 5.07(b) sets forth a complete and accurate list of all Liens on any property of any Restricted Subsidiary that is not a Loan Party to the extent such Liens secure Indebtedness for borrowed money (including pursuant to equipment financings) as of the Signing Date (other than the Liens permitted by Section 7.01(w)), showing as of such date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto.

(iv)          As of the Initial Funding Date, the property of each Restricted Subsidiary which is not a Loan Party is subject to no Liens, other than (A) Liens set forth on part (iii) of Schedule 5.07(b) or (B) Liens which are otherwise permitted by Section 7.01 without giving effect to clause (k), (m) or (o) thereof.

(c)           As of the Signing Date, no Loan Party owns any Material Real Property.  Schedule 5 to the Perfection Certificate lists, as of the Initial Funding Date, each parcel of Material Real Property owned by each Loan Party or any of its Restricted Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and Fair Market Value thereof.  Each Loan Party and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the Material Real Property owned by such Loan Party or such Restricted Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

5.08.       Environmental Compliance.

(a)           Each Loan Party and each Subsidiary and their respective operations and properties, are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses and other approvals as required under any Environmental Law, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)           (i) None of the properties currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of the Borrower, is adjacent to any such property; (ii) none of the Loan Parties has used any Hazardous Materials and, to the knowledge of the Borrower, there are no, and never have been any, underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) none of the Loan Parties has used, and to the knowledge of the Borrower, there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) none of the Loan Parties or any of its Subsidiaries has Released and there is, to the knowledge of the Borrower, no threat of Release of any Hazardous Materials and, to the knowledge of the Borrower, Hazardous Materials have not otherwise been Released and there is no threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, other than any exceptions to any of the foregoing clauses (i) through (iv) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(c)           Neither any Loan Party nor any of its Subsidiaries (i) is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law or (ii) has generated, used, treated, handled or stored any Hazardous Materials at, or has transported any Hazardous Materials to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, other than exceptions to any of the foregoing clauses (i) or (ii) that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

5.09.       Insurance.  The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Restricted Subsidiary operates.

5.10.       Taxes.  Except as would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect, each Loan Party and each of its respective Restricted Subsidiaries has timely filed all Tax returns and reports required to be filed, and has timely paid all Taxes levied or imposed upon it or its property, income or assets or otherwise due and payable (whether or not shown on any Tax return), including in its capacity as a withholding agent, except such of those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (provided such contest suspends enforcement or collection of the Tax in question).  Each Loan Party and its respective Restricted Subsidiaries has made adequate provisions in accordance with GAAP for all material Taxes not yet due and payable.  There is no current, proposed or pending audit, assessment, deficiency or other claim relating to Taxes against any Loan Party or any of its Restricted Subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the Loan Parties nor any of their respective Restricted Subsidiaries has “participated” in a “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

5.11.       ERISA Compliance.

(a)           Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b)           There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c)           Except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected  to occur; (ii) neither the Borrower nor any ERISA Affiliate has incurred any liability under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (iii) neither the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of ERISA with respect to a Pension Plan (other than for the payment of premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

5.12.       Subsidiaries; Equity Interests; Loan Parties.  As of the Initial Funding Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party as specified on Schedule 5.12 free and clear of all Liens except those created or permitted under the Collateral Documents. As of the Initial Funding Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Schedule 6 to the Perfection Certificate.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and are owned by Holdings free and clear of all Liens except those created or permitted under the Collateral Documents.

5.13.       Margin Regulations; Investment Company Act.

(a)           No Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           None of the Borrower, any other Loan Party or any Person Controlling the Borrower is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

5.14.       Disclosure.  No report, financial statement, certificate or other information, including the Confidential Information Memorandum and the schedules to the Security Agreement, furnished in writing by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, as of the date such report, financial statement, certificate or other information was furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement or as of the Initial Funding Date), contained any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties make only the representation set forth in Section 5.05(d).

5.15.       Compliance with Laws.

(a)           Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws (including the Act and the United States Foreign Corrupt Practices Act of 1977) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)           Each of the Borrower and each of its Subsidiaries which maintains health care facilities or provides health care services has procured and maintains (i) all required licenses and permits for all of its (if any) health care facilities and (ii) eligibility for reimbursement or payment under the Medicare, Medicaid and comparable programs, including successor programs, except where a failure to procure or maintain such license, permit or eligibility for reimbursement or payment, as applicable, would not reasonably be expected to result in a Material Adverse Effect.

5.16.       Intellectual Property; Licenses, Etc.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each of its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, and Schedule 8 to the Perfection Certificate sets forth a complete and accurate list as of the Initial Funding Date of registered and applied for IP Rights owned by each Loan Party; and (ii) no written claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened.

5.17.       Solvency.  As of the Signing Date and the Initial Funding Date, the Borrower, together with its Restricted Subsidiaries on a consolidated basis, is Solvent.

5.18.       Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Signing Date and neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other labor difficulty within the last five years that would reasonably be expected to have a Material Adverse Effect.

5.19.       Collateral Documents.  The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable second  priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein.  Except for filings described on Schedule 4 to the Perfection Certificate, no filing or other action will be necessary to perfect or protect such Liens.

5.20.       Use of Proceeds.  The Borrower will use the proceeds of the Initial Borrowing on the Initial Funding Date to fund the Special Distribution and the balance to fund the refinancing of the Parent Notes. The Borrower will use the proceeds of the borrowings of the First Lien Term Loans borrowed on the Initial Funding Date to fund the balance of the costs of the Refinancing and to pay fees and expenses related to the Transactions. The Borrower will use the proceeds of the borrowings (a) in the case of any Additional Term Loans, as specified in the Additional Borrowing Amendment related thereto and (b) in the case of any Refinancing Term Loan to repay the Term Loans relating to such Refinancing Term Loan and pay fees and expenses in connection therewith.

5.21.       Subordination of Junior Financing.  The Loan Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation for any Subordinated Indebtedness.

5.22.       Anti-Money Laundering and Economic Sanctions Laws.

(a)           To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.

(b)           No part of the proceeds of the Term Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(c)           No Loan Party or any Subsidiary of Holdings, nor to the knowledge of any Loan Party, any director, officer or employee of a Loan Party or any Subsidiary of Holdings is subject as of the Signing Date to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).  The proceeds of the Term Loans will not, to the knowledge of the Borrower, be made available to any Person for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Term Loan or other Loan Obligation hereunder shall remain unpaid or unsatisfied, each of Holdings and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Restricted Subsidiary to:

6.01.       Financial Statements.  Deliver to the Administrative Agent:

(a)           as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2012), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Grant Thornton LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)           as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending March 31, 2013), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)           as soon as available, but in any event within 60 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Restricted Subsidiaries on a consolidated basis, in form reasonably satisfactory to the Administrative Agent for such fiscal year.

As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02.       Certificates; Other Information.  Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a)           concurrently with the delivery of the financial statements referred to in Section 6.01(a) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2012), a certificate of its independent certified public accountants, to the extent permitted by professional standards applicable to them, certifying such financial statements;

(b)           concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal quarter ending March 31, 2013, (i) a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(ii) a copy of management’s discussion and analysis with respect to such financial statements; and (iii) to the extent applicable, related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(c)           promptly after any request by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any Restricted Subsidiary thereof, or any audit of any of them;

(d)           promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           promptly after the furnishing thereof, copies of any notice of default, acceleration or material breach with respect to any Indebtedness of Holdings and its Restricted Subsidiaries, to the extent such Indebtedness is in an aggregate principal amount in excess of the Threshold Amount;

(f)            promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by the SEC;

(g)           provide not less than 30 days’ prior written notice (in the form of a certificate of a Responsible Officer), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request, before effecting any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), it being understood that the Borrower shall take, and the Borrower shall cause each applicable Loan Party to take, all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable.  The Borrower agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.  The Borrower also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it;

(h)           promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request;

(i)            promptly after learning of the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any applicable Environmental Law or Environmental Permit that would (i) reasonably be expected to have a Material Adverse Effect or (ii) reasonably be expected to cause any material property described in any Mortgage to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law;

(j)            promptly after the furnishing thereof, copies of any material statements or material reports furnished to any holder of Indebtedness (other than in connection with any board observer rights) of any Loan Party or of any of its Restricted Subsidiaries pursuant to the terms of any First Lien Documentation or Junior Financing Documentation and, in each case, any Permitted Refinancing Indebtedness thereof, in each case in a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(k)           concurrently with the delivery of financial statements pursuant to Section 6.01(a), deliver to the Administrative Agent a Perfection Certificate Supplement; and

(l)            within 7 Business Days (or such longer period as the Administrative Agent may agree) after the delivery of financial statements pursuant to Section 6.02(a) or (b), the Borrower will conduct a meeting by teleconference with the Administrative Agent and the Public Lenders to discuss such fiscal quarter’s results and the financial condition of the Borrower and its Restricted Subsidiaries.  Such teleconference shall be held at a time during normal business hours announced to the Lenders at least two Business Days in advance.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) upon request, the Borrower shall deliver paper or electronic (which may be by facsimile or electronic mail) copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03.       Notices.  Promptly notify the Administrative Agent and each Lender:

(a)           of the occurrence of any Default;

(b)           of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect; and

(c)           of the occurrence of any ERISA Event.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.       Payment of Taxes.  Pay and discharge as the same shall become due and payable all material Taxes upon it or its property, income or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.05.       Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its IP Rights, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06.       Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.07.       Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) be endorsed or otherwise amended to name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

6.08.       Compliance with Laws.  Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09.       Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and material matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

6.10.       Inspection Rights.  Permit representatives of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower (subject to clause (i) of the following proviso) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that (i) if no Event of Default has occurred and is continuing, the Borrower shall be obligated to reimburse the Administrative Agent for only one such visit and inspection in each fiscal year by the Administrative Agent (any additional visits and inspections shall be at the expense of the applicable Lender), (ii) all visits or inspections by a Lender shall be coordinated by the Administrative Agent and (iii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower.

6.11.       ERISA Compliance.  Furnish to the Administrative Agent as soon as practicable after request by the Administrative Agent, (x) copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, its Restricted Subsidiaries or any ERISA Affiliate with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (y) with respect to any Multiemployer Plan, (i) any documents described in Section 101(k) of ERISA that the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate may request and (ii) any notices described in Section 101(1) of ERISA that the Borrower, its Restricted Subsidiaries or any ERISA Affiliate may request; provided that if the Borrower, its Restricted Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, Restricted Subsidiary or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

6.12.       Covenant to Guarantee Obligations and Give Security.

(a)           Upon the formation or acquisition of any Restricted Subsidiary (which is not an Excluded Subsidiary) or at any time that a Subsidiary ceases to be an Excluded Subsidiary or the acquisition by any Loan Party of any property not otherwise subject to the Lien of the Collateral Documents (provided that notwithstanding the foregoing, any Subsidiary of the Borrower that Guarantees the First Lien Facilities, any Junior Financing or any Permitted Refinancing Indebtedness of any of the foregoing shall be required to be a Guarantor hereunder for so long as it Guarantees such Indebtedness), then the Borrower shall, at the Borrower’s expense:

(i)            within 30 days (or such longer notice period agreed to by the Administrative Agent, in its sole discretion, in writing) after such formation or acquisition, (i) cause such Restricted Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement, guaranteeing the other Loan Parties’ obligations under the Loan Documents, a Security Agreement Supplement, an Intellectual Property Security Agreement and other security and pledge agreements required under the Loan Documents securing the Loan Obligations of such Restricted Subsidiary, and (ii) cause each parent of such Restricted Subsidiary which is a Loan Party to take all action necessary to cause the Equity Interests in such Restricted Subsidiary to be pledged to the Administrative Agent pursuant to such Loan Party’s Security Agreement,

(ii)           within 60 days (or such longer notice period agreed to by the Administrative Agent, in its sole discretion, in writing) after the formation or acquisition of such Restricted Subsidiary or after acquisition by any Loan Party of any Material Real Property, cause the Loan Party which owns such Material Real Property to duly execute and deliver to the Administrative Agent a deed of trust or mortgage thereon, in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Loan Obligations of such Loan Party (each, a “Mortgage”),

(iii)          within 30 days with respect to Liens created pursuant to clause (i) of this Section 6.12 and 60 days after such formation or acquisition with respect to Liens created pursuant to clause (ii) of this Section 6.12 (or, in either case, such longer notice period agreed to by the Administrative Agent, in its sole discretion, in writing), cause such Restricted Subsidiary and each direct and indirect parent of such Restricted Subsidiary (if it has not already done so) to take whatever action (including the recording of Mortgages and the filing of Uniform Commercial Code financing statements) as may be necessary to perfect the Liens created pursuant to clauses (i) and (ii) of this Section 6.12 and to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens on such property, enforceable against all third parties, subject to the Liens permitted by Section 7.01,

(iv)          within 60 days (or such longer notice period agreed to by the Administrative Agent, in its sole discretion, in writing) after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above,

(v)           upon the request of the Administrative Agent in its reasonable discretion, deliver to the Administrative Agent with respect to each Material Real Property, title reports, surveys, engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such Material Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

(vi)          upon the request of the Administrative Agent in its reasonable discretion, with respect to each Material Real Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Material Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Insurance Laws.

(b)           Upon request by the Administrative Agent, if an Event of Default occurs and is continuing, the Borrower and the Subsidiary Guarantors will exercise any rights and remedies then available to them under any and all Secured Intercompany Notes.

(c)           On each date on which the Borrower delivers a Compliance Certificate under Section 6.02(b) with respect to the fiscal periods ending June 30 and December 31 (“Note Delivery Dates”), the Borrower will furnish to the Administrative Agent each Secured Intercompany Note received by it from a Qualified Subsidiary since the Signing Date or the latest Note Delivery Date, as the case may be, together with an executed dated allonge with respect to each such Secured Intercompany Note; provided that if any Event of Default occurs and is continuing, upon notice from the Administrative Agent, the Borrower shall promptly deliver any and all Secured Intercompany Notes not yet furnished to the Administrative Agent.  Upon the maturity of any Secured Intercompany Note, or upon any sale to any Person other than a Loan Party or refinancing which results in any Person other than a Loan Party becoming the payee of any Secured Intercompany Note pursuant to an Intercompany Loan Refinancing or other disposition to any Person other than a Loan Party or refinancing which results in any Person other than a Loan Party becoming the payee of any Secured Intercompany Note permitted by this Agreement, the Administrative Agent will promptly upon written request of the Borrower together with such certificates as the Administrative Agent may reasonably request (i) deliver such Secured Intercompany Note to the Borrower or to any other Person to which the Borrower directs such delivery and (ii) acknowledge the release of the Administrative Agent’s Lien on such Secured Intercompany Note and any assets or Equity Interests securing such note.  Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to furnish any Secured Intercompany Note received by it from a Qualified Subsidiary to the Administrative Agent except in accordance with this Section 6.12(c).

6.13.       Compliance with Environmental Laws.  Comply and take commercially reasonable steps to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action necessary to address all Hazardous Materials at, on, under or emanating from any properties owned, leased or operated by it as required by any applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any of the obligations above to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, or where the failure to undertake such obligation would not reasonably be expect to result in a Material Adverse Effect.

6.14.       Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party.

6.15.       Designation of Subsidiaries.  The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the First Lien Facilities or any Junior Financing, as applicable and (iii) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary.  The designation of any Subsidiary as an Unrestricted Subsidiary after the Signing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (y) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

6.16.       Qualified Subsidiaries.

(a)           Except to the extent restricted pursuant to any Permitted Payment Restrictions, the Borrower shall, and shall cause each Subsidiary to, cause each Qualified Subsidiary to declare and pay regular monthly, quarterly, semiannual or annual dividends or distributions to the holders of its Equity Interests in an amount equal to substantially all of the available cash flow of such Subsidiary for such period as determined in good faith by its Board of Directors, subject to fiduciary duties applicable to such Board and such ordinary and customary reserves and other amounts as, in the good faith judgment of such Board, may be necessary so that the business of such Subsidiary may be properly and advantageously conducted at all times, including amounts necessary for operations, capital expenditures, debt service and other needs.

(b)           If, at any time, any Subsidiary would fail to meet the requirements set forth in the definition of “Qualified Subsidiary,” it will thereafter cease to be a Qualified Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Subsidiary that is not a Qualified Subsidiary as of such date and, if such Indebtedness is not permitted to exist as of such date under Section 7.02, the existence of such Indebtedness shall constitute a Default under Section 7.02.  The Board of Directors of the Borrower may at any time designate any Subsidiary not to be a Qualified Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by such Subsidiary of any outstanding Indebtedness of such Subsidiary, and such designation will only be permitted if (A) such Indebtedness is permitted under Section 7.02 and (B) no Default would be in existence following such designation.  In the event (x) a Subsidiary fails to meet the requirements to be a Qualified Subsidiary or (y) the Board of Directors of the Borrower designates a Qualified Subsidiary not to be a Qualified Subsidiary, then all Investments in such Subsidiary since the Signing Date shall be deemed to have been acquired and consequently reduce the amount available for Investments under Section 7.03(i).

6.17.       Maintenance of Ratings.  In respect of the Borrower, use commercially reasonable efforts to (i) cause each Facility to be continuously rated (but not any specific rating) by S&P and Moody’s and (ii) maintain a public corporate rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s.

6.18.       Post-Closing Deliverables.  Deliver each item set forth on Schedule 6.18 to the Administrative Agent on or before the date set forth in such Schedule opposite such item.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Term Loan or other Loan Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, and solely in the case of Section 7.15, Holdings shall not:

7.01.       Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)           Liens securing all of the Loan Obligations;

(b)           Liens existing on the date hereof and listed on Schedule 5.07(b) and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(g), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(g);

(c)           inchoate Liens for ad valorem property taxes not yet due or Liens for Taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           survey exceptions, title defects, easements, rights-of-way, restrictions, encumbrances, or reservations of, or rights of others for, licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or minor irregularities of title, in each case, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(h)           Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness incurred pursuant to Section 7.02(i); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(j)            Liens on property of a Person existing at the time (x) of acquisition of the property by the Borrower or any Subsidiary or (y) such Person is merged into or consolidated with the Borrower or any Subsidiary or becomes a Subsidiary; provided that such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment and do not extend to any assets other than those of the property acquired or Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary or such Person’s Subsidiaries, and the applicable Indebtedness secured by such Lien is permitted under Section 7.02;

(k)           other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $11,500,000;

(l)            Liens created or deemed to exist by the establishment of trusts for the purpose of satisfying government reimbursement program costs and other actions or claims pertaining to the same or related matters or other medical reimbursement programs;

(m)          Liens on Collateral securing Obligations in respect of Incremental Notes or Refinancing Notes; provided that the holders of such Incremental Notes or Refinancing Notes, as the case may be, or their representative is or becomes party to the Junior Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, and all such Liens are subject to the terms of such Junior Lien Intercreditor Agreement and Second Lien Intercreditor Agreement;

(n)           Liens on the assets and/or Equity Interests of any Qualified Subsidiary securing Indebtedness of such Qualified Subsidiary incurred pursuant to Section 7.02(c) or (d);

(o)           Liens on Collateral securing Obligations of the Loan Parties in respect of (A) Indebtedness incurred pursuant to Section 7.02(b) and, after incurrence of all Indebtedness permitted under Section 7.02(b), Indebtedness incurred pursuant to Section 7.02(m); provided that (i) the holders of such Indebtedness or their representative is or becomes party to the Junior Lien Intercreditor Agreement as “Senior Secured Parties”, and all such Liens are subject to the terms of the Junior Lien Intercreditor Agreement and (ii) in the case of Indebtedness incurred pursuant to Section 7.02(m), at the time of incurrence of such Indebtedness or, in the case of revolving credit commitments, the effectiveness of such commitments for such Indebtedness, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended period of four consecutive fiscal quarters for which financial statements are internally available, as if such Indebtedness had been outstanding on the last day of such period, and (x) with respect to any revolving credit commitments, assuming a borrowing of the maximum amount of loans available thereunder, and (y) excluding the cash proceeds of any such Indebtedness, does not exceed 3.75:1.00 (Indebtedness secured by Liens permitted by this clause (A), “First Lien Indebtedness”); and (B) other Indebtedness incurred pursuant to Section 7.02(m); provided that the holders of such Indebtedness or their representative is or becomes party to the Junior Lien Intercreditor Agreement as “Second Priority Debt Parties” and (i) the Second Lien Intercreditor Agreement, and all such Liens are subject to the terms of the Junior Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement or (ii) the Third Lien Intercreditor Agreement, and all such Liens are subject to the terms of the Junior Lien Intercreditor Agreement and the Third Lien Intercreditor Agreement;

(p)           Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(q)           Liens in favor of the L/C Issuer (as defined in the First Lien Credit Agreement) or the Swing Line Lender (as defined in the First Lien Credit Agreement) on Cash Collateral (as defined in the First Lien Credit Agreement) securing the obligations of a Defaulting Lender (as defined in the First Lien Credit Agreement) to fund risk participations under the First Lien Credit Agreement;

(r)            Leases, subleases, licenses or sublicenses granted to third parties entered into in the ordinary course of business and any Liens arising from the precautionary filing of Uniform Commercial Code financing statements regarding leases;

(s)            Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Borrower and its Restricted Subsidiaries (other than Receivables Subsidiaries), shall be limited to receivables and related assets referred to in the definition of “Qualified Receivables Transaction”);

(t)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)           Liens solely on any cash earned money deposits made by the Borrower or any Subsidiary with any letter of intent or purchase agreement permitted hereunder;

(v)           Liens in favor of the Borrower or any Subsidiary Guarantor; provided that if such Liens are on any Collateral, such Liens shall be subordinated to the Liens of the Administrative Agent on such Collateral on terms reasonably satisfactory to the Administrative Agent;

(w)          on or prior to the Initial Funding Date, the Liens securing the Senior Secured Notes and the Existing Credit Agreement; and

(x)           Liens on the Collateral securing Obligations of the Loan Parties permitted under Section 7.02(f);

provided that, in addition to the foregoing, the Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind, on or with respect to the Collateral except Permitted Collateral Liens.

7.02.       Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)           Indebtedness under the Loan Documents;

(b)           (i) Indebtedness under the First Lien Credit Agreement in an aggregate principal amount not to exceed $450,000,000, (ii) First Lien Indebtedness in an aggregate principal amount not to exceed (x) $75,000,000 less (y) the aggregate amount of Additional Commitments obtained pursuant to the Incremental Dollar Basket less (y) any Incremental Notes incurred pursuant to Section 7.02(v)(A) and (iii) any Permitted Refinancing Indebtedness of any of the foregoing;

(c)           Indebtedness or Disqualified Stock, in each case issued by Qualified Subsidiaries, in an aggregate amount not to exceed (net of unrestricted cash and Cash Equivalents held by any Qualified Subsidiary not included in the calculation under Section 7.02(d), up to the amount of Indebtedness of such Qualified Subsidiary under this Section 7.02(c)) at the time outstanding under this Section 7.02(c), the greater of (i) $57,500,000 and (ii) an amount equal to 57.5% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 6.01;

(d)           if the Consolidated Net Leverage Ratio of the Borrower and its Restricted Subsidiaries would not be greater than 6.50 to 1.00, (x) the incurrence of Permitted Refinancing Indebtedness or Replacement Preferred Stock, in each case, by Qualified Subsidiaries incurred to refinance Indebtedness owed, or Disqualified Stock issued, to the Borrower or a Subsidiary Guarantor in accordance with Section 7.02(e), or (y) the sale to any Person that is not Holdings or any of its Restricted Subsidiaries of all Indebtedness owed, or Disqualified Stock issued, by a Qualified Subsidiary to the Borrower or a Subsidiary Guarantor in accordance with Section 7.02(e) (either clause (x) or (y), an “Intercompany Loan Refinancing”), in an aggregate principal amount under this Section 7.02(d) not to exceed (net of unrestricted cash and Cash Equivalents held by any Qualified Subsidiary not included in the calculation under Section 7.02(c), up to the amount of Indebtedness of such Qualified Subsidiary under this Section 7.02(d)) at any time outstanding, the greater of (i) $57,500,000 and (ii) an amount equal to 57.5% of Consolidated EBITDA on a Pro Forma Basis for the most recently ended four full fiscal quarters for which financial statements have been delivered pursuant to Section 6.01 immediately preceding the date of any incurrence under this clause (d);

(e)           Indebtedness of the Borrower, any Subsidiary Guarantor or any Qualified Subsidiary owing to the Borrower, any Subsidiary Guarantor or any Qualified Subsidiary; provided, however, that:

(i)           if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Loan Obligations, except to the extent such subordination would violate any applicable law, rule or regulation; and

(ii)          any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being owed to a Person other than the Borrower, a Subsidiary Guarantor or a Qualified Subsidiary of the Borrower and any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower, a Subsidiary Guarantor or a Qualified Subsidiary of the

Borrower, will be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, which new incurrence is not permitted by this clause (e);

(f)            obligations (contingent or otherwise) existing or arising under any Swap Contract, any guarantee thereof and any guarantee arising under any Secured Cash Management Agreement (as defined in the First Lien Credit Agreement) including, in each case, pursuant to the Guaranty (as defined in the First Lien Credit Agreement), provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(g)           Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any Permitted Refinancing Indebtedness in respect thereof;

(h)           the Guarantee:

(i)           by the Borrower or any Subsidiary Guarantor of Indebtedness of the Borrower or a Subsidiary Guarantor that was permitted to be incurred by another clause of this Section 7.02; provided that (A) if the Indebtedness being Guaranteed is subordinated to the Term Loans or any other Loan Obligations, then such Guarantee shall be subordinated to the same extent as the Indebtedness so Guaranteed and (B) no Guarantee of the First Lien Facilities or any Junior Financing shall be permitted unless such guaranteeing party shall have also provided a Guarantee of the Loan Obligations on the terms set forth herein;

(ii)          (x) by any Qualified Subsidiary of Indebtedness of another Qualified Subsidiary and (y) by any Subsidiary that is not a Loan Party or Qualified Subsidiary of Indebtedness of any other Subsidiary that is not a Loan Party or a Qualified Subsidiary; and

(iii)         by the Borrower or any Subsidiary Guarantor of Indebtedness of any Qualified Subsidiary incurred pursuant to Section 7.02(c) or (d) (up to the indirect or indirect proportionate ownership interest in such Qualified Subsidiary by the Borrower);

(i)            Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $17,250,000;

(j)            Acquired Debt or Disqualified Stock or preferred stock of any Person that is acquired by the Borrower or a Restricted Subsidiary or that consolidates or merges with or into a Restricted Subsidiary in accordance with the terms of the Loan Documents; provided, however, that (i) such Acquired Debt, Disqualified Stock or preferred stock existed prior to such acquisition, consolidation or merger and was not incurred or issued in connection therewith, or in contemplation thereof; and (ii) after giving effect thereto, the Consolidated Net Leverage Ratio on a Pro Forma Basis shall not be greater than 6.50:1.00;

(k)           Indebtedness of the Borrower in respect of promissory notes issued to Strategic Investors in connection with repurchases of Equity Interests permitted under Section 7.06(d);

(l)            Indebtedness not otherwise permitted under this Section 7.02 in an aggregate principal amount not to exceed $28,750,000 at any time outstanding;

(m)          (i) Indebtedness of Loan Parties so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) so long as, (A) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Consolidated Net Leverage Ratio on a Pro Forma Basis shall not be greater than 6.50:1.00, (B) the final maturity date of such Indebtedness shall be no earlier than the Latest Maturity Date, (C) such Indebtedness shall have a Weighted Average Life to

Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Outstanding Term Loans, (D) the documentation with respect to any such Indebtedness contains no mandatory prepayment, repurchase or redemption provisions except with respect to change of control, asset sale and casualty event mandatory offers to purchase and customary acceleration rights after an event of default that are customary for financings of such type and (E) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to Borrower and the Restricted Subsidiaries than those herein; provided that (x) clauses (B), (C), (D) and (E) above shall not apply to First Lien Indebtedness and (y) a certificate of an Responsible Officer of Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (ii) Permitted Refinancing Indebtedness in respect thereof;

(n)           Indebtedness owed by the Borrower or any Subsidiary Guarantor to future, current or former officers, directors, employees or consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent company of the Borrower to the extent described in Section 7.06(f);

(o)           Standard Securitization Undertakings incurred in a Qualified Receivables Transaction permitted under this Agreement;

(p)           Contribution Indebtedness of the Borrower or its Restricted Subsidiaries;

(q)           the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business;

(r)            the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days;

(s)            the incurrence of Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interests of the Borrower or any Restricted Subsidiary;

(t)            Indebtedness of the Borrower or any of its Restricted Subsidiaries supported by a letter of credit issued under the First Lien Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(u)           the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;

(v)           so long as no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such incurrence, (A) Incremental Notes incurred in lieu of Additional Commitments pursuant to the Incremental Dollar Basket; provided that the aggregate principal amount of Incremental Notes incurred pursuant to this clause (v) shall reduce the amount available for Additional Commitments pursuant to the Incremental Dollar Basket; and (B) Incremental Notes incurred in lieu of Additional Commitments pursuant to the Incremental Ratio Exception;

(w)          Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(x)           Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(y)           Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit (other than letters of credit issued under the First Lien Credit Agreement) issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits, or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 45 days following such drawing or incurrence;

(z)           on or prior to the Initial Funding Date, Indebtedness under the Senior Secured Notes and the Existing Credit Agreement;

(aa)         Indebtedness in respect of bid, performance or surety bonds or obligations of a similar nature issued for the account of the Borrower or any Restricted Subsidiary in the ordinary course of business; including guarantees or obligations of the Borrower or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(bb)         Indebtedness under Refinancing Notes, 100% of the Net Cash Proceeds of which are applied to repay outstanding Term Loans; and

(cc)         Indebtedness in the form of earn-outs, contingent payments, seller notes, indemnification, incentive, non-compete, consulting or similar arrangements in connection with Investments permitted by Section 7.03 or in connection with the acquisition or disposition of any business or assets of the Borrower or any Restricted Subsidiary or Equity Interests of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Borrower or any Subsidiary shall not be permitted under this Section 7.02(cc) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this Section 7.02(cc) shall at no time exceed the gross proceeds actually received by the Borrower and the Restricted Subsidiaries in connection with such disposition.

7.03.       Investments.  Make or hold any Investments, except:

(a)           Investments held by the Borrower and its Restricted Subsidiaries in the form of Cash Equivalents;

(b)           advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $3,450,000 at any time outstanding;

(c)           (i) Investments by the Borrower and its Restricted Subsidiaries in their respective Restricted Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Borrower and its Restricted Subsidiaries in Loan Parties (other than Holdings); provided, that notwithstanding this clause (ii), intercompany loans to Holdings will be permitted to the extent Restricted Payments to Holdings would be permitted under Section 7.06 (so long as such intercompany loan is counted as a Restricted Payment for purposes of Section 7.06), (iii) additional Investments by Subsidiaries that are not Loan Parties or Qualified Subsidiaries in other Subsidiaries that are not Loan Parties or Qualified Subsidiaries; (iv) advances to Qualified Subsidiaries to fund working capital in the ordinary course of business in an aggregate amount not to exceed the greater of (x) $40,250,000 and (y) 4.6% of Total Assets at any time outstanding and (v) any other Investments by the Borrower and its Restricted Subsidiaries in Qualified Subsidiaries; provided that to the extent such Investment referred to in this clause (v) constitutes Indebtedness of or advances to any Qualified Subsidiary from the Borrower or any Subsidiary Guarantor, such Indebtedness shall be evidenced by a promissory note to the Borrower or such Subsidiary Guarantor, as the case may be, secured by substantially all assets of such Qualified Subsidiary (such note as so secured, a “Secured Intercompany Note”), which Secured Intercompany Note shall be pledged to the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of Section 6.12(c) and the Security Agreement; provided, further, that no Investments in the form of Indebtedness or advances shall be permitted under this clause (v) in any Qualified Subsidiary whose assets and/or Equity Interests are pledged to secure Indebtedness other than the Loan Obligations or a Secured Intercompany Note pledged to the Administrative Agent;

(d)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)           Guarantees permitted by Section 7.02(h) and guarantees of obligations incurred by Qualified Subsidiaries not constituting Indebtedness entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(f)            Investments existing on the date hereof (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03 or an Investment consisting of any extension, modification or renewal of any Investment existing as of the date hereof and set forth on Schedule 7.03 (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the date hereof, of the original Investment so extended, modified or renewed) and pursuant to any binding commitment outstanding as of the date hereof and set forth on Schedule 7.03;

(g)           the purchase or other acquisition of Equity Interests in any Person (which, upon such acquisition, shall become a Restricted Subsidiary), or all or substantially all of the property of, any Person the assets of which, upon the consummation thereof, will be owned by the Borrower, one or more Subsidiary Guarantors or one or more Qualified Subsidiaries; provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):

(i)           no Default shall have occurred or be continuing either before or after such purchase or acquisition;

(ii)          Section 6.12 shall be complied with respect to such newly acquired Restricted Subsidiary and property;

(iii)         the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Restricted Subsidiaries;

(iv)         with respect to any transaction involving Acquisition Consideration payable by Holdings or its Restricted Subsidiaries of more than $15,000,000, unless the Administrative Agent shall otherwise agree, the Borrower shall have provided the Administrative Agent with (A) historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the Person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available, and (B) any such other information and data relating to such transaction or the Person or assets to be acquired as may be reasonably requested by the Administrative Agent;

(v)          [reserved];

(vi)         the Acquisition Consideration for acquisition of any Person that does not become a Qualified Subsidiary or a Subsidiary Guarantor shall not exceed $5,750,000 in the aggregate for all such Persons; and

(vii)        the Borrower shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (g) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(h)           obligations of one or more officers or other employees of the Borrower or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower or Holdings (or any other direct or indirect parent company of the Borrower) so long as no cash or other assets are paid by the Borrower or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(i)            other Investments not exceeding, in the aggregate at any time outstanding, (A) the greater of (x) $57,500,000 and (y) 6.9% of Total Assets at the time of any Investment pursuant to this clause plus (B) so long as no Event of Default exists or would result therefrom, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (B);

(j)            payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;

(k)           any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related indebtedness;

(l)            the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Borrower or a Restricted Subsidiary of the Borrower in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;

(m)          any Investment received in connection with a disposition of assets permitted hereunder;

(n)           any Investment to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings or any parent of Holdings;

(o)           any Investments received in compromise, settlement or resolution of (A) obligations of trade debtors or customers that were incurred in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade debtor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(p)           Investments represented by Obligations under any Secured Hedge Agreement entered into to protect against fluctuations in interest rates, exchange rates and commodity prices;

(q)           Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(r)            Investments consisting of amounts potentially due from a seller of property in an acquisition that (i) relate to customary post-closing adjustments with respect to accounts receivable, accounts payable and similar items typically subject to post-closing adjustments in similar transactions and (ii) are outstanding for a period of one hundred twenty (120) days or less following the closing of such acquisition;

(s)            good faith deposits in connection with any acquisition, joint venture or acquisition of assets and escrowed money in connection with Material Dispositions, acquisitions or joint ventures;

(t)            Investments of a Subsidiary of the Borrower acquired after the Signing Date or of a Person merged into, amalgamated with or consolidated with a Restricted Subsidiary of the Borrower in a transaction that is not prohibited by Section 7.04 after the Signing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such merger, acquisition, amalgamation or consolidation; and

(u)           Investments in receivables owing to the Borrower or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower or any such Restricted Subsidiary deems reasonable under the circumstances.

7.04.       Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)           any Restricted Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that (x) when any Loan Party (other than Holdings) is merging with another Subsidiary that is not a Qualified Subsidiary, a Loan Party shall be the continuing or surviving Person, (y) when any Subsidiary Guarantor is merging with a Qualified Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving Person, unless such Subsidiary Guarantor holds no assets other than de minimis assets or Equity Interests of a Qualified Subsidiary, in which event either such Subsidiary Guarantor or Qualified Subsidiary shall be the continuing or surviving Person and (z) when any Qualified Subsidiary is merging with another Subsidiary that is not a Loan Party, a Qualified Subsidiary shall be the continuing or surviving Person;

(b)           any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower, to another Restricted Subsidiary or to a Qualified Subsidiary; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must be the Borrower or a Subsidiary Guarantor; and

(c)           in connection with any acquisition permitted under Section 7.03, any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person (other than the Borrower or a Restricted Subsidiary) or permit any other Person (other than the Borrower or a Restricted Subsidiary) to merge into or consolidate with it; provided that in the case of any such merger to which any Loan Party (other than the Borrower) or Qualified Subsidiary is a party, such Loan Party or Qualified Subsidiary is the surviving Person.

7.05.       Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of damaged, negligible, surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           [reserved];

(c)           leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries;

(d)           the sale or other Disposition of Cash Equivalents;

(e)           Dispositions of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction;

(f)            Dispositions of products or services in the ordinary course of business or accounts receivables in connection with the collection or compromise thereof (including at a discount);

(g)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(h)           Dispositions of property (including Equity Interests of Subsidiaries) by the Borrower or any Restricted Subsidiary to the Borrower, a Subsidiary Guarantor or Qualified Subsidiary;

(i)            Dispositions permitted by Section 7.04;

(j)            licensing of IP Rights in the ordinary course of business or in accordance with industry practice;

(k)           Dispositions of assets as a result of a foreclosure by the Borrower or any Restricted Subsidiary on any secured Investment or other transfer of title with respect to any secured Investment in default; and

(l)            Dispositions by the Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall have occurred and be continuing, (ii) not less than 75% of the purchase price for such asset shall be paid to the Borrower or such Restricted Subsidiary in cash, (ii) the aggregate Fair Market Value of all property Disposed of in reliance on this Section 7.05(l) in any fiscal year of the Borrower shall not exceed $17,250,000 (provided that any amount so unused in any such fiscal year may be carried forward to any succeeding fiscal year so long as the aggregate Fair Market Value of any assets so Disposed in any such fiscal year pursuant to this Section 7.05(l) after giving effect to such carryover shall not exceed $28,750,000) and (iii) the Net Cash Proceeds thereof are applied in accordance with Section 2.05(b)(ii); provided that each of the following shall be deemed to be cash for the purposes of clause (ii) above:

(i)            Cash Equivalents;

(ii)           any liabilities (as shown on the Issuer’s most recent consolidated balance sheet) of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to any of the Loan Obligations) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Borrower or such Restricted Subsidiary from further liability;

(iii)          any securities, notes or other obligations received by the Borrower or any Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion; and

(iv)          any Designated Noncash Consideration received by the Borrower or a Restricted Subsidiary, the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (iv) does not exceed the greater of $17,250,000 and 2.3% of Total Assets at the time of receipt since the Signing Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(m)          Dispositions of Equity Interests of a Qualified Subsidiary to Strategic Investors in connection with the start-up of such Qualified Subsidiary;

(n)           so long as no Default shall have occurred and be continuing, any Disposition of Equity Interests held by the Borrower or a Restricted Subsidiary in a Qualified Subsidiary in exchange for cash, Cash Equivalents or Equity Interests in another Qualified Subsidiary, so long as any such cash or Cash Equivalents received in such exchange are used within 365 days of such Disposition to acquire Equity Interests in a Qualified Subsidiary; provided that the requirement to so acquire such Equity Interests of a Qualified Subsidiary shall be deemed to be satisfied with respect to any Net Cash Proceeds from the sale or issuance of Equity Interests of a Qualified Subsidiary to the extent an amount equal to such Net Cash Proceeds was used to purchase Equity Interests in a Qualified Subsidiary within 365 days prior to the receipt of such Net Cash Proceeds (it being understood that the term “Net Cash Proceeds” as used in this clause shall not give effect to the first and second provisos in clause (a) of the definition of “Net Cash Proceeds”);

(o)           any Intercompany Loan Refinancing if and to the extent the proceeds thereof are applied in accordance with Section 2.05(b)(ii);

(p)           surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(q)           any sale or Disposition deemed to occur in connection with creating or granting any Lien pursuant to Section 7.01 (but not the sale or other Disposition of the property subject to such Lien).

7.06.       Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below in clause  (f), (l) or (m) or would result therefrom:

(a)           each Restricted Subsidiary may make Restricted Payments to the Borrower, any Subsidiaries of the Borrower that are Guarantors or Qualified Subsidiaries and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           [reserved];

(c)           Borrower may declare and make dividend payments or other distributions payable solely in Equity Interests of the Borrower (other than Disqualified Stock) to Holdings;

(d)           the purchase, redemption or other acquisition or retirement for value of shares of Equity Interests of a Qualified Subsidiary owned by a Strategic Investor if such purchase, redemption or other acquisition or retirement for value is made for consideration not in excess of the Fair Market Value of such Equity Interests (a) pursuant to any repurchase obligation to such Strategic Investor or (b) if no Default exists or would result therefrom;

(e)           the Borrower and each Restricted Subsidiary may make Permitted Payments to Holdings;

(f)            the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any current or former officer, director, employee or consultant of the Borrower or any of its Subsidiaries, and any dividend payment or other distribution by the Borrower or a Restricted Subsidiary to Holdings or any other direct or indirect parent holding company of the Borrower utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or such other direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Borrower or any of its Subsidiaries or Holdings or such other parent holding company, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan or other agreement of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $8,625,000 in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years but in no event shall the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests exceed $23,000,000 in any year); provided further that such amount in any fiscal year may be further increased by an amount not to exceed:

(i)            the Net Cash Proceeds from the sale of Equity Interests of the Borrower (other than Disqualified Stock) and, to the extent contributed to the Borrower as equity capital (other than Disqualified Stock), Equity Interests of Holdings or any other direct or indirect parent company of the Borrower (to the extent such Net Cash Proceeds have not previously been applied to Other Equity Uses), in each case to members of management, directors or consultants of the Borrower, any of its Restricted Subsidiaries, Holdings or any other direct or indirect parent company of the Borrower that occurs after the Signing Date, plus

(ii)           the cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Signing Date, minus

(iii)          the amount of any Restricted Payments previously made pursuant to clauses (i) and (ii) of this Section 7.06(f);

and provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of management of the Borrower, any of the Borrower’s direct or indirect parent companies or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;

(g)           the Specified Purchase Agreement Payments;

(h)           the Special Distribution;

(i)            purchases of receivables pursuant to a Receivables Repurchase Obligation and distributions or payments of Receivables Fees and any other payments, in each case, in connection with a Qualified Receivables Transaction;

(j)            the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;

(k)           the dividend or other distribution of the net proceeds from the initial borrowing under this Agreement and a portion of the net proceeds from the initial borrowing under the First Lien Credit Agreement in an amount sufficient to fund the redemption price for the Parent Notes, including accrued interest thereon, in accordance with the Indenture governing the Parent Notes;

(l)            other Restricted Payments not exceeding, in the aggregate, the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (l);

(m)          the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Borrower or any Restricted Subsidiary of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted pursuant to Section 7.02; and

(n)           cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any preferred stock or convertible debt securities of the Borrower or any of its Restricted Subsidiaries.

7.07.       Change in Nature of Business.  Engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Restricted Subsidiaries taken as a whole.

7.08.       Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower involving an aggregate consideration in excess of $2,875,000, whether or not in the ordinary course of business, other than on terms, taken as a whole, not materially less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to:

(a)           transactions between or among the Borrower, the Subsidiary Guarantors and the Qualified Subsidiaries;

(b)           (i) payments by the Borrower or any of its Restricted Subsidiaries to the Permitted Holders for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the disinterested members of the Board of Directors of the Borrower in good faith in an aggregate amount for all such fees for any transaction not to exceed 2.3% of the aggregate value of such transaction, and (ii) fees payable pursuant to the Sponsor Management Agreement as in effect on the Signing Date or as amended in a manner not adverse in any material respect to the Lenders;

(c)           any lease or sublease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor or sublessor, which is approved by a majority of the disinterested members of the Board of Directors of the Borrower in good faith;

(d)           existing Indebtedness and any other obligations pursuant to an agreement existing on the Signing Date as set forth on Schedule 7.02, as such agreement may be amended pursuant to Section 7.02(g);

(e)           any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(f)            payment of reasonable directors’ fees;

(g)           any issuance of Equity Interests (other than Disqualified Stock) of Holdings to Affiliates of the Borrower;

(h)           Investments made pursuant to Section 7.03(b), (c), (e), (h), (j), (k), or (n) or Restricted Payments made pursuant to Section 7.06;

(i)            loans (or cancellation of loans) or advances to employees in the ordinary course of business;

(j)            transactions with joint ventures, customers, suppliers, contractors, joint venture partners (including physicians) or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of the Loan Documents, and which are fair to the Borrower or its Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Borrower or its Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(k)           the existence of, or the performance by the Borrower or any Restricted Subsidiary of their obligations, if any, or obligations of Holdings under the terms of, any subscription, registration rights or stockholders agreement, partnership agreement or limited liability company agreement or similar agreement to which Holdings, the Borrower or any Restricted Subsidiary is a party as of the Signing Date and listed on Schedule 7.08 and any similar agreements which the Borrower, any Restricted Subsidiary, Holdings or any other direct or indirect parent company of the Borrower may enter into thereafter; provided, however, that the entering into by the Borrower or any Restricted Subsidiary or the performance by the Borrower or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Signing Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the Lenders, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Borrower;

(l)            the Specified Purchase Agreement Payments;

(m)          the entering into of any tax sharing agreement or arrangement and any Permitted Payments to Holdings;

(n)           the issuance of Equity Interests (other than Disqualified Stock) in Holdings, the Borrower or any Restricted Subsidiary for compensation of employees, officers, directors, consultants and joint venture partners in the ordinary course of business or in connection with the Special Distribution;

(o)           intellectual property licenses in the ordinary course of business;

(p)           transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view and which are approved by a majority of the disinterested members of the Board of Directors of the Borrower in good faith; and

(q)           customary transactions pursuant to Qualified Receivables Transactions.

7.09.       Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than any Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor; provided, that the restrictions of this Section 7.09 shall not apply to encumbrances or restrictions existing or by reason of:

(a)           agreements governing Indebtedness, existing on the Signing Date as in effect on the Signing Date;

(b)           restrictions contained in the First Lien Documentation as in effect on the Signing Date and in the Loan Documents;

(c)           applicable law, rule, regulation or order, including any requirement of any governmental healthcare programs;

(d)           any instrument or agreement governing Indebtedness or the Equity Interests of a Subsidiary acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted to be incurred by this Agreement;

(e)           customary non-assignment provisions in contracts, leases, subleases, licenses and sublicenses entered into in the ordinary course of business;

(f)            customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business;

(g)           any agreement for the sale or other disposition of all or substantially all the Equity Interests or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(h)           Liens permitted to be incurred under Section 7.01 that limit the right of the debtor to dispose of the assets subject to such Liens;

(i)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j)            customary provisions imposed on the transfer of copyrighted or patented materials;

(k)           customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(l)            contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary;

(m)          restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Borrower or any Restricted Subsidiary or any of their businesses;

(n)           any instrument or agreement governing Indebtedness or preferred stock of any Restricted Subsidiary that is incurred or issued subsequent to the Signing Date and not in violation of Section 7.02; provided that the Borrower’s Board of Directors determines in good faith that restrictions are not reasonably likely to have a materially adverse effect on the Borrower’s and/or Guarantors’ ability to make principal and interest payments under this Agreement;

(o)           customary provisions in joint venture and other similar agreements, including agreements related to the ownership and operation of dialysis clinics, relating solely to such joint venture or facilities or the Persons who own Equity Interests therein;

(p)           any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (a), (b) and (d) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, (as determined by the Borrower in good faith) than those restrictions contained in the Indebtedness, preferred stock, Liens, agreements, contracts, licenses, leases, subleases, instruments or obligations referred to in clauses (a), (b) and (d) above, as applicable prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(q)           customary provisions in connection with a Qualified Receivables Transaction; and

(r)            restrictions in the Sponsor Management Agreement that require the payment of management fees to the Borrower or one of its Restricted Subsidiaries prior to payment of dividends or distributions.

7.10.       [Reserved].

7.11.       Sale and Leaseback Transactions.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 7.05 and (ii) any Liens arising in connection with its use of such property are permitted by Section 7.01.

7.12.       Amendments of Organization Documents.  Amend any of its Organization Documents in any manner materially adverse to the Lenders.

7.13.       Fiscal Year.  Make any change in its fiscal year.

7.14.       Prepayments, etc. of Indebtedness.

(a)           Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any unsecured Indebtedness or any Indebtedness secured by Liens ranking junior in priority to the Liens securing the Loan Obligations incurred under Section 7.02(m) (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing Indebtedness incurred pursuant to Section 7.02(b), (d), (g) or (m)), to the extent not required to prepay any Term Loans pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Stock) of Holdings or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary to the extent not prohibited by the subordination provisions contained in any Intercompany Note, (iv) [reserved] and (v) so long as no Event of Default shall have occurred and be continuing after giving effect thereto, prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed the sum of (A) the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this clause (a)(v) plus (B) the greater of (I) $17,250,000 and (II) 2.3% of Total Assets if the Consolidated Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 5.50 to 1.00.

(b)           Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation.

7.15.       Holding Company.  In the case of Holdings, hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (i) the maintenance of its corporate existence in compliance with applicable law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the making of dividends or distributions on its Equity Interests, (iv) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (v) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (vi) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, (vii) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf),  (viii) the issuance of its Equity Interests to its shareholders, (ix) the execution and delivery of the Loan Documents and First Lien Documentation to which it is a party and the performance of its obligations thereunder (and the acknowledgment of the Junior Lien Intercreditor Agreement), (x) the incurrence of Indebtedness that is permitted to be incurred by the Borrower under Section 7.02; provided that the net proceeds of such Indebtedness are promptly received by the Borrower (and

Borrower becomes the primary obligor thereon) and not retained by Holdings, (xi) the ownership of the Equity Interests of Borrower and (xii) activities incidental thereto.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.       Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Term Loan or (ii) pay within three Business Days after the same becomes due, any interest on any Term Loan or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)           Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.05(a) (with respect to preservation of corporate existence of the Borrower) or Article VII; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt of notice from the Administrative Agent; or

(d)           Representations and Warranties.  Any representation and warranty made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and Indebtedness owing to Holdings or any of its Restricted Subsidiaries) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; provided that (I) a First Lien Event of Default (except for any First Lien Event of Default referred to in clause (II) below), shall not in and of itself constitute an Event of Default under this paragraph unless such First Lien Event of Default, (i) in respect of Section 8.01(a) of the First Lien Credit Agreement, has not been cured within ten (10) Business Days after the date of the occurrence of such First Lien Event of Default or (ii) in respect of Section 8.01 of the First Lien Credit Agreement (other than Section 8.01(a) of the First Lien Credit Agreement), until the expiration of a 180 calendar day period following the giving of notice of such First Lien Event of Default by any lender or the administrative agent under the First Lien Credit Agreement, except that in the case of each of clause (i)

and (ii) above, if the Indebtedness under the First Lien Credit Agreement has been accelerated such First Lien Event of Default shall constitute an Event of Default under this paragraph as of the date of such acceleration and (II) a First Lien Financial Covenant Event of Default in respect of a financial covenant solely for the benefit of the lenders under the First Lien Revolving Credit Facility shall not constitute an Event of Default with respect to any Term Loans unless and until the lenders under the First Lien Revolving Credit Facility have declared all amounts outstanding under the First Lien Revolving Credit Facility to be immediately due and payable and all outstanding commitments under the First Lien Revolving Credit Facility to be immediately terminated, in each case in accordance with the First Lien Credit Agreement and such declaration has not been rescinded on or before such date; or

(f)            Insolvency Proceedings, Etc.  Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party or any Restricted Subsidiary thereof one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)            Invalidity of Loan Documents.  Any provision of any Loan Document (other than the Junior Lien Intercreditor Agreement after the Discharge of Senior Obligations), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Loan Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document (other than the Junior Lien Intercreditor Agreement after the Discharge of Senior Obligations); or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than the Junior Lien Intercreditor Agreement after the Discharge of Senior Obligations), or purports to revoke, terminate or rescind any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  With respect to any Collateral having a fair market value in excess of $11,500,000, individually or in the aggregate, (i) the security interest under the Collateral

Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of the Loan Documents, or (ii) any security interest created therein pursuant to any Collateral Document is declared invalid or unenforceable by a court of competent jurisdiction; or

(m)          Junior Financing Documentation. (i) Any of the Loan Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation with respect to Subordinated Indebtedness or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

8.02.       Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)           declare the commitment of each Lender to make Term Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Term Loans, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03.       Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Loan Obligations shall, subject to the provisions of Sections 2.14 and 2.15, the Junior Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Loan Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of one counsel to the respective Lenders arising under the Loan Documents and, if necessary, one local counsel and one regulatory counsel in any jurisdiction, and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Loan Obligations constituting accrued and unpaid interest on the Term Loans and other Loan Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Loan Obligations constituting unpaid principal of the Term Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Loan Obligations have been paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01.       Appointment and Authority.

(a)           Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)           The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loan Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.05(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02.       Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03.       Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c)           shall not, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d)           shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender; and

(e)           shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04.       Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05.       Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more co-agents, sub-agents or attorneys-in-fact appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06.       Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  If the Lender acting as Administrative Agent is replaced pursuant to Section 11.14, then such Lender shall be deemed to have submitted its resignation as Administrative Agent concurrent with such replacement.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided that, so long as no Default shall have occurred and be continuing, the Borrower shall have the right to approve (such approval not to be unreasonably withheld) such successor (it being understood that such approval shall be deemed given if Borrower shall have not responded to a request for such approval within 15 days after notice is given to the Borrower of the name of the successor the Required Lenders intend to appoint).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and in consultation with the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation under the Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07.       Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08.       No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Syndication Agent, Co-Documentation Agents, Book Managers or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

9.09.       Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Loan Obligations that are owing and unpaid and to file such other documents as may be reasonably necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10.       Collateral and Guaranty Matters.  Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Facility and payment in full of all Loan Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), (iv) if approved, authorized or ratified in writing in accordance with Section 11.01 or (v) to the extent such release is required pursuant to the terms of the Junior Lien Intercreditor Agreement;

(b)           to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(c)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(k).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11.       [Reserved].

9.12.       Withholding Tax.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding tax.  If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower or Holdings and without limiting or expanding the obligation of the Borrower and Holdings to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to tax or interest thereto, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such tax was correctly or legally imposed or asserted by the relevant Government Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 9.12.  The agreements in this Section 9.12 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Facility and the repayment, satisfaction or discharge of all Loan Obligations. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.

ARTICLE X
CONTINUING GUARANTY

10.01.     Guaranty.  Holdings hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Loan Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof).  The Administrative Agent’s books and records showing the amount of the Loan Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon Holdings, and conclusive for the purpose of establishing the amount of the Loan Obligations.  This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Loan Obligations or any instrument or agreement evidencing any Loan Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Loan Obligations which might otherwise constitute a defense to the obligations of Holdings under this Guaranty, and Holdings hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02.     Rights of Lenders.  Holdings consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:  (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Loan Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Loan Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Loan Obligations.  Without limiting the generality of the foregoing, Holdings consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of Holdings under this Guaranty or which, but for this provision, might operate as a discharge of Holdings.

10.03.     Certain Waivers.  Holdings waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower; (b) any defense based on any claim that Holdings’ obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting Holdings’ liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Loan Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties.  Holdings expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Loan Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Loan Obligations.

10.04.     Obligations Independent.  The obligations of Holdings hereunder are those of primary obligor, and not merely as surety, and are independent of the Loan Obligations and the obligations of any other guarantor, and a separate action may be brought against Holdings to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05.     Subrogation.  Holdings shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Loan Obligations and any amounts payable under this Guaranty have been paid and performed in full in cash and the Commitments and the Facility is terminated.  If any amounts are paid to Holdings in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Loan Obligations, whether matured or unmatured.

10.06.     Termination; Reinstatement.  This Guaranty is a continuing and irrevocable guaranty of all Loan Obligations now or hereafter existing and shall remain in full force and effect until all Loan Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Commitments are terminated.  Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or Holdings is made, or any of the Secured Parties exercises its right of setoff, in respect of the Loan Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.  The obligations of Holdings under this paragraph shall survive termination of this Guaranty.

10.07.     Subordination.  Holdings hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to Holdings, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to Holdings as subrogee of the Secured Parties or resulting from Holdings’ performance under this Guaranty, to the payment in full in cash of all Loan Obligations.  If the Secured Parties so request, any such obligation or indebtedness of the Borrower to Holdings shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Loan Obligations, but without reducing or affecting in any manner the liability of Holdings under this Guaranty.

10.08.     Stay of Acceleration.  If acceleration of the time for payment of any of the Loan Obligations is stayed, in connection with any case commenced by or against Holdings or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Holdings immediately upon demand by the Secured Parties.

10.09.     Condition of Borrower.  Holdings acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as Holdings requires, and that none of the Secured Parties has any duty, and Holdings is not relying on the Secured Parties at any time, to disclose to Holdings any information relating to the business, operations or financial condition of the Borrower or any other guarantor (Holdings waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

ARTICLE XI
MISCELLANEOUS

11.01.     Amendments, Etc.  Subject to clause (vi) of the second following proviso, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Article IV or of any Default is not considered an extension or increase in Commitments of any Lender);

(b)           postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest or fees due to the Lenders (or any of them)

hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(c)           reduce the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)           (i) change Section 8.03 without the written consent of each Lender directly affected thereby, (ii) following an exercise of remedies pursuant to Section 8.02, change Section 2.12(a) or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (iii) change the order of application of any prepayment of Term Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b), in any manner that adversely affects the Lenders under a Facility without the written consent of the Required Tranche Term Lenders;

(e)           change any provision of this Section 11.01 or the definition of “Required Lenders,” “Required Tranche Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender directly affected thereby;

(f)            [reserved];

(g)           impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Tranche Term Lenders with respect to such Class;

(h)           release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender (except to the extent such release is otherwise required pursuant to the terms of the Junior Lien Intercreditor Agreement); or

(i)            release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Restricted Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under any Loan Document;  (ii) any amendment, waiver or consent of the Junior Lien Intercreditor Agreement shall only require the consent of any Loan Party to the extent required pursuant to the terms thereof; (iii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days after notice thereof; and (iv) with respect to any amendment, waiver or consent described in any of clauses (a) through (g) above, if the consent of each affected Lender or the Required Tranche Term Lenders, as applicable, as specified in such clause is obtained, no consent of the Required Lenders shall be required for such amendment, waiver or consent.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything herein to the contrary, the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Administrative Agent to effect the provisions of Section 2.16, 2.17 or 2.18 (including to provide that additional Classes of Term Loans or Commitments shall (i) share ratably in the benefits of this Agreement and the other Loan Documents with the Loan Obligations, (ii) to include appropriately the Lenders holding such Classes in any determination of the Required Lenders and Required Tranche Term Lenders and (iii) to permit any such additional credit facilities which are term facilities to share ratably with the Term Loans in the application of prepayments).

Notwithstanding the foregoing, the Administrative Agent may, without the consent of any Lender, enter into any amendment to the Collateral Documents contemplated by the Junior Lien Intercreditor Agreement.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders (or the Required Tranche Term Lenders, as the case may be), the Borrower may replace such non-consenting Lender in accordance with Section 11.14; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

11.02.     Notices; Effectiveness; Electronic Communications.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to Holdings, the Borrower or the Administrative Agent  to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)           if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)           Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)           The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent, the Syndication Agent, the Co-Documentation Agents or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)           Change of Address, Etc.  Each of Holdings, the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

11.03.     Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.04.     No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder, under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.09 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.05.     Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrower shall pay (i) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and invoiced fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof; provided that under this Section 11.05(a) the Borrower shall not be required to reimburse the expenses of more than one firm of counsel to the Administrative Agent and its Affiliates, plus, if necessary, one firm of local counsel in each applicable jurisdiction and one regulatory counsel in each applicable jurisdiction and (ii) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and invoiced fees, charges and disbursements of any one counsel for the Administrative Agent or any Lender, taken as a whole, and, if necessary, of one local counsel in any jurisdiction and one regulatory counsel in any jurisdiction), in connection with the enforcement or protection of its rights (A) in connection with the Loan Documents, including its rights under this Section, or (B) in connection with Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

(b)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of the Loan Documents, (ii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the

Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent).  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)           Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)           Payments.  All amounts due under this Section shall be payable not later than 30 Business Days after demand therefor.

(f)            Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Facility and the repayment, satisfaction or discharge of all the other Loan Obligations.

11.06.     Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Loan Obligations and the termination of this Agreement.

11.07.     Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (each such consent not to be unreasonably withheld or delayed) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.07(b), (ii) in the case of any assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, Section 11.07(d), (iii) in the case of any Assignee that is Holdings or any of its Subsidiaries, Section 11.07(d), (iv) in the case of any Assignee that is a Debt Fund Affiliate, Section 11.07(i), (v) by way of participation in accordance with the provisions of Section 11.07(e), or (vi) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Term Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          In any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)           the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.01(a) or (f) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days; and

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Term Loan or Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)           No Assignment to Certain Persons.  No such assignment shall be made to (A) except to the extent permitted by Sections 11.07(d) and (i), to the Borrower or any of the Borrower’s Affiliates or

Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)          Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon).  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.07(e).

(c)           Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  In addition, the Administrative Agent shall maintain on the Registrar information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender (with respect to its interest in the Term Loans and Commitments only), at any reasonable time and from time to time upon reasonable prior notice. Upon request by the Administrative Agent, the Borrower shall promptly (and in any case, not less than 5 Business Days (or shorter period as agreed to by the Administrative Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 11.01) provide to the Administrative Agent, a complete list of all Affiliated Lenders holding Term Loans or Additional Term Loans at such time.

(d)           Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder (I) to any Affiliated Lender (other than Holdings or any of its Subsidiaries) through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit M or (y) open market purchases on a non-pro rata basis, in each case subject to the following limitations:

(i)            no Default or Event of Default has occurred or is continuing or would result therefrom;

(ii)          each Lender (other than any other Affiliated Lender) that assigns any Term Loans to an Affiliated Lender shall deliver to the Administrative Agent and the Borrower a customary Big Boy Letter (unless such Affiliated Lender is willing, in its sole discretion, to either (x) represent and warrant to the assigning Lender that it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or (y) make a statement that such representation cannot be made);

(iii)       the assigning Lender and assignee Affiliated Lender shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-2 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption; and

(iv)      no Term Loan may be assigned to an Affiliated Lender (other than Holdings or any of its Subsidiaries) pursuant to this Section 11.07(d) if, after giving effect to such assignment, Affiliated Lenders (other than Holdings or any of its Subsidiaries) in the aggregate would own Term Loans with a principal amount in excess of 25% of the principal amount of all Term Loans then outstanding;

and (II) to Holdings or any of its Subsidiaries through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit M or (y) notwithstanding Sections 2.12 and 2.13 or any other provision in this Agreement, open market purchases on a non-pro rata basis in an aggregate amount that, as of any date, does not exceed, together with all such open market purchases prior to such date, 15% of the principal amount of all Term Loans then outstanding; provided, that:

(i)                          in connection with assignments pursuant to clause (II)(x) above, Holdings or such Subsidiary shall make an offer to all Lenders to take Term Loans by assignment pursuant to procedures set forth in Exhibit M;

(ii)                         upon the effectiveness of any such assignment, such Term Loans shall be retired, and shall be deemed cancelled and not outstanding for all purposes under this Agreement;

(iii)                         no Default or Event of Default shall exist or be continuing;

(iv)                         the Borrower must represent and warrant, at the time of the offer and at the time of the assignment, either (x) it does not possess material non-public information with respect to Holdings and its Subsidiaries or the securities of any of them that has not been disclosed to the Term Lenders generally (other than Term Lenders who elect not to receive such information) or (y) make a statement that such representation cannot be made; and

(v)                         such purchases shall not be financed with the proceeds of loans under the First Lien Revolving Credit Facility.

Affiliated Lenders will be subject to the restrictions specified in Section 11.20.

(e)                                  Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01

(other than clause (f)) that affects such Participant.  Subject to this Section 11.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections, including the documentation requirements of Section 3.01(e)) to the same extent as if it were a Lender and had acquired its participating interest by assignment pursuant to Section 11.07(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower and Holdings (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Term Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations.  The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(f)                                   Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld).

(g)                                  Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)                                 [Reserved].

(i)                                     Debt Fund Affiliates. Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Debt Fund Affiliate through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures set forth in Exhibit M or (y) open market purchase on a non-pro rata basis.  Notwithstanding anything in Section 11.01 or the definition of “Required Lenders” or “Required Tranche Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49% of the Term Loans, of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 11.01.

11.08.              Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Lender of

Additional Term Loans or any potential Lender of Additional Term Loans or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Signing Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

The Schedules to this Agreement shall be provided to the Administrative Agent and may be viewed by any other Secured Party at the offices of the Administrative Agent upon request.

11.09.              Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or Holdings against any and all of the obligations of the Borrower or Holdings now or hereafter existing under this Agreement or any other Loan Document to such Lender, and although such obligations of the Borrower or Holdings may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.  Notwithstanding the provisions of this Section 11.09, if at any time any Lender or any of its Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

11.10.              Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Obligations hereunder.

11.11.              Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective when the conditions specified in Section 4.02 have been satisfied.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.12.              Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Term Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied.

11.13.              Severability.  If any provision of any Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of such Loan Document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 11.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.14.              Replacement of Lenders.  If any Lender requests compensation under Section 3.04 or 3.05, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives any notice under Section 3.02, or a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 but requires unanimous consent of all Lenders or all Lenders directly affected thereby (as applicable) or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Administrative Agent shall have received the assignment fee specified in Section 11.07(b);

(b)                                 such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Term Loans and, other than in the case of a Defaulting Lender, any premium thereon (assuming for this purpose that the Term Loans of such Lender were being prepaid) from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)                                 such assignment does not conflict with applicable Laws; and

(e)                                  in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.  Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 11.14, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Term Loans) subject to such Assignment and Assumption; provided that the failure by such Non-Consenting Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such Non-Consenting Lender and the mandatory assignment of such Non-Consenting Lender’s Commitments and outstanding Term Loans pursuant to this Section 11.14 shall nevertheless be effective without the execution by such Non-Consenting Lender of an Assignment and Assumption and shall be recorded in the Register.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

11.15.              Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  EACH OF THE BORROWER AND HOLDINGS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR HOLDINGS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH OF THE BORROWER AND HOLDINGS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.16.              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.17.              No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and Holdings acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers, are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Lead Arrangers has any obligation to the Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and neither the Administrative Agent nor the Lead Arrangers has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers and the other Lead Arranger(s) with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.18.              Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.19.              USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.20.              Affiliated Lenders.

(a)                                 Subject to clause (b) below, each Lender who is the Sponsor or an Affiliate of the Sponsor (other than a Debt Fund Affiliate) (an “Affiliated Lender”), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan

Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clause (a), (b) or (c) of the first proviso of Section 11.01 or that adversely affects such Affiliated Lender in any material respect as compared to other Lenders, the Term Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote.  Subject to clause (b) below, the Borrower and each Affiliated Lender hereby agrees that if a case under Title 11 of the United States Code is commenced against the Borrower, the Borrower, with respect to any plan of reorganization that does not adversely affect any Affiliated Lender in any material respect as compared to other Lenders, shall seek (and each Affiliated Lender shall consent) to designate the vote of any Affiliated Lender and the vote of any Affiliated Lender with respect to any such plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted.  Subject to clause (b)(iii) below, each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b)                                 Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (ii) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

11.21.              Junior Lien Intercreditor Agreement.

(a)                                 Each Lender hereunder (i) acknowledges that it has received a copy of the Junior Lien Intercreditor Agreement, (ii) consents to the subordination of Liens provided for in the Junior Lien Intercreditor Agreement, (iii) agrees that it will be bound by and will take no actions contrary to the provisions of the Junior Lien Intercreditor Agreement, (iv) authorizes and instructs the Administrative Agent to enter into the Junior Lien Intercreditor Agreement as Administrative Agent and on behalf of such Lender and (v) acknowledges and agrees that Bank of America may also act, subject to and in accordance with the terms of the Junior Lien Intercreditor Agreement, as the collateral agent for the lenders and other secured parties under the First Lien Credit Agreement.

(b)                                 Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent pursuant to this Agreement or any other Loan Document are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to the collateral agent under the First Lien Credit Agreement and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Junior Lien Intercreditor Agreement.  In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.

(c)                                  The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower under the First Lien Credit Agreement and such lenders are intended third party beneficiaries of such provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AMERICAN RENAL HOLDINGS INC.

By:	/s/ Joseph A. Carlucci
Name:	Joseph A. Carlucci
Title:	Chairman and CEO

AMERICAN RENAL HOLDINGS INTERMEDIATE COMPANY, LLC

By:	/s/ Joseph A. Carlucci
Name:	Joseph A. Carlucci
Title:	CEO

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Laura Warner
Name:	Laura Warner
Title:	Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Laura Warner
Name:	Laura Warner
Title:	Director

Schedules to the Second Lien Credit Agreement

Schedule 2.01

Commitments and Applicable Percentages

Lender	Initial Commitment	Applicable Percentage
Bank of America, N.A.	$240,000,000	100.000000000%
Total	$240,000,000	100.000000000%

2

Schedule 5.03

Certain Authorizations

UCC-1 Filings

Type of Filing	Entity	Jurisdictions
UCC-1 Financing Statement	American Renal Holdings Intermediate Company, LLC	Delaware Secretary of State
UCC-1 Financing Statement	American Renal Holdings Inc.	Delaware Secretary of State
UCC-1 Financing Statement	American Renal Associates LLC	Delaware Secretary of State
UCC-1 Financing Statement	American Renal Management LLC	Delaware Secretary of State
UCC-1 Financing Statement	AKC Holding LLC	Delaware Secretary of State
UCC-1 Financing Statement	JKC Holding LLC	Delaware Secretary of State
UCC-1 Financing Statement	ARA-Boca Raton Holding LLC	Delaware Secretary of State
UCC-1 Financing Statement	ARA-Ohio Holdings LLC	Delaware Secretary of State
UCC-1 Financing Statement	ARA-Rhode Island Dialysis II LLC	Delaware Secretary of State
UCC-1 Financing Statement	Texas-ARA LLC	Delaware Secretary of State
UCC-1 Financing Statement	American Renal Texas L.P.	Texas Secretary of State
UCC-1 Financing Statement	American Renal Texas II, L.P.	Texas Secretary of State
UCC-1 Financing Statement	Acute Dialysis Services-ARA LLC	Delaware Secretary of State

Intellectual Property Filings

Entity	Jurisdictions
American Renal Associates LLC	United States Patent and Trademark Office

3

Schedule 5.06

Litigation

None.

4

Schedule 5.07(b)

Liens

Part (i)

None.

Part (ii)

None.

Part (iii)

5

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
ARA-Boca Raton Dialysis LLC	Delaware SOS	Bank of the West, Trinity Division	UCC-1	Commercial Master Lease - $115,789	Leased equipment
ARA-Boca Raton Dialysis LLC	Delaware SOS	CIT Healthcare LLC	UCC-1	None(1)	All accounts
ARA-Chillicothe Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $75,688 Term Note - $66,875	All assets
ARA-Daytona Beach Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
ARA-Dialysis Unit at Ohio Valley Hospital, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,050,000	All assets
ARA-East Providence Dialysis LLC	Delaware SOS	Bank Rhode Island	UCC-1	Term Note - $340,000 (as of December 31, 2012)	All accounts
ARA-Fall River Dialysis LLC	Delaware SOS	Bank Rhode Island	UCC-1	Term Note - $440,000 (as of December 31, 2012)	All accounts
ARA-Forest Park Dialysis LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
ARA-Jackson Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,178,450 Revolving Note - $300,000*	All assets
ARA-Johnston Dialysis LLC	Delaware SOS	Bank Rhode Island	UCC-1	Term Note - $400,000 (as of December 31, 2012)	All assets
ARA-Mechanicsville Dialysis, LLC	Virginia SOS	American Renal Associates LLC	UCC-1	Term Note - $260,000	All assets
ARA-Milwaukee Dialysis LLC	Delaware SOS	American Renal Associates LLC	UCC-1(2)	Revolving Note - $300,000*	All assets
ARA-Milwaukee Dialysis LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1(3)	Term Note - $1,068,366 (as of December 31, 2012)	All assets

(1) Borrower will use commercially reasonable efforts to file UCC-3 termination statements. The underlying indebtedness has been transferred.

(2) Duplicative UCC-1 financing statements were filed.

(3) Duplicative UCC-1 financing statements were filed.

6

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
ARA-Naples Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
ARA-Naples South Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $959,500 Revolving Note - $300,000*	All assets
ARA-Newcastle Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
ARA-Pawtucket Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $214,000	All assets
ARA-Piketon Dialysis LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $415,032 Revolving Note - $300,000*	All assets
ARA-Providence Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $192,600	All assets
ARA-Richmond Dialysis LLC	Virginia SOS	SunTrust Bank	UCC-1	Commercial Note - $52,632 (as of December 31, 2012)	All assets
ARA-Sebring Dialysis, LLC	Delaware SOS	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $111,326 (as of December 31, 2012)	Leased equipment
ARA-Sebring Dialysis, LLC	Delaware SOS	The CIT Group/Equipment Financing, Inc.	UCC-1	None(4)	Leased equipment
ARA-South Laburnum Dialysis LLC	Virginia SOS	American Renal Associates LLC	UCC-1	Term Note - $891,390 Revolving Note - $300,000*	All assets
ARA-Springfield Dialysis, LLC	Massachusetts SOS	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $162,000 (as of December 31, 2012)	Leased equipment
ARA-Sun City Dialysis LLC	Florida SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
ARA-Tiverton Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $214,000	All assets
ARA-Yuba City Dialysis LLC	California SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $961,967 (as of December 31,	All assets

(4) Borrower will use commercially reasonable efforts to file UCC-3 termination statements. The underlying indebtedness has been transferred.

7

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
2012)
ARA-Yuba City Dialysis LLC	California SOS	American Renal Associates LLC	UCC-1	Term Note - $338,032 Revolving Note - $300,000*	All assets
Atlantic Kidney Center, LLC	Delaware SOS	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $216,000 (as of December 31, 2012)	Leased equipment
Bay City Dialysis Center, LLP	Texas SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $1,482,193 (as of December 31, 2012)	All assets
Bay City Dialysis Center, LLP	Texas SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Beaumont-ARA Dialysis L.L.P.	Jefferson County, Texas	Hibernia National Bank	Mortgage	Real Estate Note - $56,312 (as of December 31, 2012)	Building
Bensalem Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $2,071,639 Revolving Note - $300,000*	All assets
Big Lake Kidney Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,048,756 Revolving Note -$300,000*	All assets
Boardman Dialysis Center LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $912,170 (as of December 31, 2012)	All assets
Boardman Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note -$300,000*	All assets
Bradenton Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,250,235 Term Note - $1,136,263 Revolving Note - $300,000* Revolving Note - $300,000*	All assets
Brazoria County Dialysis, LLP	Texas SOS	American Renal Associates LLC	UCC-1	Term Note - $1,250,235 Revolving Note - $300,000*	All assets
Bristol Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Brockton	Delaware SOS	Eastern Bank	UCC-1	Term Note -	All personal

8

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Dialysis Center, LLC				$906,383 (as of December 31, 2012)	property
Brockton Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Brockton Healthcare Clinic, LLC	Delaware SOS	Eastern Bank	UCC-1	Term Note - $1,253,785 (as of December 31, 2012)	All assets
Brockton Healthcare Clinic, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Capitol Dialysis LLC	District of Columbia Recorder of Deeds	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $457,920 (as of December 31, 2012)	Leased equipment
Capitol Dialysis LLC	District of Columbia Recorder of Deeds	CIT Healthcare LLC	UCC-1	None(5)	All assets
Carolina Dialysis LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Comprehensive Dialysis Care, LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $1,360,799 (as of December 31, 2012)	All assets
Comprehensive Dialysis Care, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Delray Beach Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Dialysis Care Center of Palm Coast LLC	Delaware SOS	General Electric Capital Corporation	UCC-1	Working Capital Note - $71,105 (as of December 31, 2012) Term Note - $170,645 (as of December 31, 2012)	All assets
Dialysis Center of Wakefield LLC	Delaware SOS	General Electric Capital Corporation	UCC-1	None(6)	All assets

(5) Borrower will use commercially reasonable efforts to file UCC-3 termination statements. The underlying indebtedness has been transferred.

(6) Borrower will use commercially reasonable efforts to file UCC-3 termination statements. The underlying indebtedness has been paid off.

9

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Dialysis Center of West Orange, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $901,548 Revolving Note - $300,000*	All assets
Dialysis Center of West Warwick LLC	Delaware SOS	Bank Rhode Island	UCC-1	Term Note - $678,646 (as of December 31, 2012)	All assets
Dialysis Center of Western Massachusetts LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,706,406 Revolving Note - $300,000*	All assets
Dialysis Center of Woonsocket LLC	Delaware SOS	Rockland Trust	UCC-1	Business Loan Agreement - $182,139 (as of December 31, 2012)	Leased equipment
Dialysis Services of London, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,240,080 Revolving Note - $300,000*	All assets
Dialysis Services of Pineville, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,214,375 Revolving Note - $300,000*	All assets
Dublin Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $598,884 Revolving Note - $300,000*	All assets
Ellicott City Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $750,000 Revolving Note - $300,000*	All assets
Estrella Mountain Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,142,053 Revolving Note - $400,000	All assets
Fairfield Kidney Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Fall River Kidney Center, LLC	Delaware SOS	Bank Rhode Island	UCC-1	Term Note - $1,120,000 (as of December 31, 2012)	All assets
Florida Dialysis Center of Orlando, LLC	Delaware SOS	Regions Bank	UCC-1	Promissory Note - $817,321 (as of December 31, 2012)	All assets
Fort Lauderdale Renal Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $720,000 Revolving Note - $300,000*	All assets

10

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Gateway St. Louis Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,463,059 Revolving Note - $300,000*	All assets
Goldtree Kidney Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $742,360 Revolving Note - $300,000*	All assets
Great Falls Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,683,923 Revolving Note - $300,000*	All assets
Greenville Dialysis Clinic, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,383,325 Revolving Note - $300,000*	All assets
Grovetown Dialysis Clinic, LLC	Delaware SOS	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $162,000 (as of December 31, 2012)	Leased equipment
Hawthorn Kidney Center-Wareham	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $958,000 Revolving Note - $300,000*	All assets
Heritage Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,884,888 Revolving Note - $300,000*	All assets
Hilliard Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Howard University Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,698,949 Revolving Note - $300,000*	All assets
Jasper-ARA Dialysis L.L.P.	Jasper County, Texas	Hibernia National Bank	Mortgage	Real Estate Note - $33,025 (as of December 31, 2012)	Building
Kenosha Kidney Dialysis LLC	Delaware SOS	CIT Healthcare LLC	UCC-1	Working Capital Note - $53,687 (as of December 31, 2012) Term Note - $221,751 (as of December 31, 2012)	All assets
Keowee Dialysis Center,	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,005,597	All assets

11

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
LLC				Revolving Note - $300,000*
Kidney Care Center of Zanesville Ohio, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $2,200,000	All assets
Kidney Center of Arvada LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,516,786 Revolving Note - $300,000*	All assets
Kidney Center of Bear Creek, LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note $1,000,201 (as of December 31, 2012)	All assets
Kidney Center of Bear Creek, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Kidney Center of Bexley, LLC	Ohio SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Kidney Care Center of Cambridge Ohio, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $950,000 Term Note - $1,010,000 Revolving Note - $300,000*	All assets
Kidney Center of Coshocton Ohio, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,007,758 Revolving Note - $300,000*	All assets
Kidney Center of Lafayette LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,504,424 Revolving Note - $300,000*	All assets
Kidney Center of Lakewood LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,673,374 Revolving Note - $300,000*	All assets
Kidney Center of Longmont LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,612,968 Revolving Note - $300,000*	All assets
Kidney Center of Westminster LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,450,089 Revolving Note - $300,000*	All assets
Lake Oconee Kidney Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $909,206 Revolving Note - $300,000*	All assets
Langhorne Dialysis LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Lehigh Acres	Delaware SOS	American Renal	UCC-1	Term Note -	All assets

12

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Dialysis Center, LLC		Associates LLC		$1,250,000
Louisville Dialysis Clinic, LLC	Delaware SOS	Bank of the West, Trinity Division	UCC-1	Equipment Financing Agreement - $200,000 (as of December 31, 2012)	Leased equipment
McHenry Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,083,612 Revolving Note - $300,000*	All assets
Miami Regional Dialysis Center West, LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $999,177 (as of December 31, 2012)	All assets
Miami Regional Dialysis Center West, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Middleburg Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Mohawk Valley Dialysis Center, Inc.	New York SOS	American Renal Associates LLC	UCC-1	Term Note - $1,001,725 Revolving Note - $300,000*	All assets
Nephrology Centers of Detroit, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $800,000 Revolving Note - $300,000*	All assets
New Orleans Kidney Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Northwest Jacksonville Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,300,000 Revolving Note - $300,000*	All assets
Palmetto Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,186,499 Revolving Note - $300,000*	All assets
Pickaway Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Southwest Jacksonville Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $900,000 Revolving Note - $300,000*	All assets
Space City Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,304,868 Revolving Note - $300,000*	All assets

13

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Spartanburg Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,033,669 Revolving Note - $300,000*	All assets
St. Petersburg Kidney Care, LLC	Delaware SOS	Regions Bank	UCC-1(7)	Term Note - $984,457 (as of December 31, 2012)	All personal property
St. Petersburg Kidney Care, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	None.	All assets
Taunton Healthcare Clinic, LLC	Delaware SOS	Eastern Bank	UCC-1	Term Note - $1,506,564 (as of December 31, 2012)	All personal property
Taunton Healthcare Clinic, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
The Kidney Center on Main, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $961,476 Revolving Note - $300,000*	All assets
Thornton Kidney Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,105,095 Revolving Note - $300,000*	All assets
Universal Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,066,248 Revolving Note - $300,000*	All assets
Waltham Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Warren Dialysis Center LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $1,012,069 (as of December 31, 2012)	All assets
Warren Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note- $300,000*	All assets
Waynesboro Dialysis Clinic, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $264,000	All assets
Wellesley Dialysis, LLC	Delaware SOS	Eastern Bank	UCC-1	Term Note - $1,196,450 (as of December 31, 2012)	All personal property
Wellesley Dialysis, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Westhampton Regional	Virginia SOS	American Renal Associates LLC	UCC-1	Term Note - $1,299,000	All assets

(7) Duplicative UCC-1 financing statements were filed.

14

Debtor	Jurisdiction	Secured Party	Filing Type	Principal Amount	Collateral Encumbered
Dialysis, LLC				Revolving Note - $300,000*
Western Community Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,150,000	All assets
Woodhaven Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Term Note - $1,450,000 Revolving Note - $300,000*	All assets
Woodland Park Dialysis Center, LLC	Delaware SOS	Wells Fargo Equipment Finance, Inc.	UCC-1	Term Note - $1,180,984 (as of December 31, 2012)	All assets
Woodland Park Dialysis Center, LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets
Woodville Dialysis Center LLC	Delaware SOS	American Renal Associates LLC	UCC-1	Revolving Note - $300,000*	All assets

* Denotes the lesser of: (i) THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or (ii) the aggregate principal amount of Revolving Loans then outstanding, together with interest on the unpaid principal amount outstanding from time to time thereunder at the applicable interest rates.

15

Schedule 5.12

Subsidiaries

Loan Parties

Current Legal Entities Owned	Record Owner	Percent Owned
Acute Dialysis Services-ARA LLC	American Renal Associates LLC	100%
AKC Holding LLC	American Renal Associates LLC	100%
American Renal Associates LLC	American Renal Holdings Inc.	100%
American Renal Holdings Inc.	American Renal Holdings Intermediate Company, LLC	100%
American Renal Management LLC	American Renal Associates LLC	100%
American Renal Texas L.P.	Texas-ARA LLC (0.5%) American Renal Associates LLC (99.5%)	99.5% American Renal Associates LLC 0.5% Texas-ARA LLC
American Renal Texas II, L.P.	Texas-ARA LLC (0.5%) American Renal Associates LLC (99.5%)	99.5% American Renal Associates LLC 0.5% Texas-ARA LLC
ARA-Boca Raton Holding LLC	American Renal Associates LLC	100%
ARA-Ohio Holdings LLC	American Renal Associates LLC	100%
ARA-Rhode Island Dialysis II LLC	American Renal Associates LLC	100%
JKC Holding LLC	American Renal Associates LLC	100%
Texas-ARA LLC	American Renal Associates LLC	100%

16

Non-Loan Parties

Current Legal Entities Owned	Record Owner	Percent Owned
Atlantic Kidney Center LLC	AKC Holding, LLC	51%
American Renal Practice Management, LLC	American Renal Associates LLC	100%
American Renal Aviation, LLC	American Renal Associates LLC	100%
American Universal, LLC	American Renal Associates LLC	51%
ARA-Adelphi LLC	American Renal Associates LLC	51%
ARA-Augusta, LLC	American Renal Associates LLC	51%
ARA-Augusta Clinic LLC	ARA-Augusta, LLC	100%
ARA-South Augusta Clinic LLC	ARA-Augusta, LLC	100%
ARA-Aventura LLC	American Renal Associates LLC	60%
ARA-Boca Raton Dialysis LLC	ARA-Boca Raton Holding, LLC	51%
ARA-Columbus LLC	American Renal Associates LLC	60%
ARA-Bexley LLC	ARA-Columbus LLC	100%
ARA-North Columbus Dialysis LLC	ARA-Columbus LLC	100%
ARA-South Columbus Dialysis LLC	ARA-Columbus LLC	100%
ARA-Cranston Dialysis LLC	American Renal Associates LLC	51%
ARA-Daytona Beach Dialysis LLC	American Renal Associates LLC	60%
ARA-Dialysis Unit at Ohio Valley Hospital LLC	American Renal Associates LLC	51%

17

ARA-East Providence Dialysis LLC	American Renal Associates LLC	53.825%
ARA-Fall River Dialysis LLC	American Renal Associates LLC	51%
ARA-Forest Park Dialysis LLC	American Renal Associates LLC	60%
ARA-Hazleton LLC	American Renal Associates LLC	51%
ARA-Holyoke Dialysis LLC	American Renal Associates LLC	51%
ARA-Johnston Dialysis LLC	American Renal Associates LLC	54.5375%
ARA-Kittanning Dialysis LLC	American Renal Associates LLC	51%
ARA- Mechanicsville Dialysis LLC	American Renal Associates LLC	60%
ARA-Milwaukee Dialysis LLC	American Renal Associates LLC	51%
ARA-Naples Dialysis Center LLC	American Renal Associates LLC	51%
ARA-Naples South Dialysis Center LLC	American Renal Associates LLC	51%
ARA-Newcastle Dialysis LLC	American Renal Associates LLC	51%
ARA-N.W. Chicago LLC	American Renal Associates LLC	51%
ARA-Crystal Lake Dialysis LLC	ARA-N.W. Chicago LLC	100%
ARA-South Barrington Dialysis LLC	ARA-N.W. Chicago LLC	100%
McHenry Dialysis Center, LLC	ARA-N.W. Chicago LLC	100%
ARA-Orange Park LLC	American Renal Associates LLC	60%
ARA-Richmond Dialysis LLC	American Renal Associates LLC	75%
ARA-Rhode Island Dialysis LLC	American Renal Associates LLC	84%

18

ARA- Providence Dialysis LLC	ARA-Rhode Island Dialysis LLC	100%
ARA- Pawtucket Dialysis LLC	ARA-Rhode Island Dialysis LLC	100%
ARA- Tiverton Dialysis LLC	ARA-Rhode Island Dialysis LLC	100%
ARA-Sebring Dialysis LLC	American Renal Associates LLC	51%
ARA-South Central Ohio LLC	American Renal Associates LLC	51%
ARA- Chillicothe Dialysis LLC	ARA-South Central Ohio LLC	100%
ARA-Jackson Dialysis LLC	ARA-South Central Ohio LLC	100%
ARA-Piketon Dialysis LLC	ARA-South Central Ohio LLC	100%
ARA-South Laburnum Dialysis LLC	American Renal Associates LLC	51%
ARA-Springfield Dialysis LLC	American Renal Associates LLC	59%
ARA-Sun City Dialysis LLC	American Renal Associates LLC	60%
ARA-Titusville Dialysis LLC	American Renal Associates LLC	60%
ARA-West Jacksonville LLC	American Renal Associates LLC	51%
ARA-Yuba City Dialysis LLC	American Renal Associates LLC	60%
Arlington Dialysis Center, LLC	American Renal Associates LLC	51%
Bay City Dialysis Center, LLP	American Renal Texas L.P.	51%
Bensalem Dialysis Center LLC	American Renal Associates LLC	51%
Beaumont-ARA Dialysis L.L.P.	American Renal Texas L.P.	80%
Big Lake Kidney Center, LLC	American Renal Associates LLC	51%
Boardman Dialysis Center LLC	American Renal Associates LLC	51%

19

Bradenton Dialysis Center LLC	American Renal Associates LLC	51%
Brazoria County Dialysis LLP	American Renal Texas L.P.	51%
Bristol Dialysis LLC	American Renal Associates LLC	51%
Brockton Dialysis Center, LLC	American Renal Associates LLC	51%
Brockton Healthcare Clinic, LLC	American Renal Associates LLC	51%
Butler-ARA, LLC	American Renal Associates LLC	51%
Capitol Dialysis, LLC	American Renal Associates LLC	75%
Carolina Dialysis LLC	American Renal Associates LLC	75.5%
Central Columbia Kidney Center, LLC	American Renal Associates LLC	80%
Central Kittanning Dialysis Center LLC	American Renal Associates LLC	51%
Champion Dialysis Center, LLC	American Renal Associates LLC	51%
Clinton Dialysis Clinic, LLC	American Renal Associates LLC	100%
Columbia Northeast Kidney Center, LLC	American Renal Associates LLC	70%
Comprehensive Dialysis Care, LLC	American Renal Associates LLC	51%
Dearborn Kidney Center, LC	American Renal Associates LLC	51%
Delray Beach Dialysis Center LLC	American Renal Associates LLC	51%
Dentsville Kidney Center, LLC	American Renal Associates LLC	60%
Dialysis Care Center of Palm Coast LLC	American Renal Associates LLC	51%
Dialysis Center of Porterville, LLC	American Renal Associates LLC	51%
Dialysis Center of Wakefield LLC	American Renal Associates LLC	54.575%
Dialysis Center of West Warwick LLC	American Renal Associates LLC	51%

20

Dialysis Center of Westerly LLC	American Renal Associates LLC	51%
Dialysis Center of Western Massachusetts LLC	American Renal Associates LLC	51%
Dialysis Center of Woonsocket LLC	American Renal Associates LLC	51%
Dialysis Services of London, LLC	American Renal Associates LLC	51%
Dialysis Services of Pineville, LLC	American Renal Associates LLC	51%
Dialysis Center of West Orange, LLC	American Renal Associates LLC	51%
Dublin Dialysis Center, LLC	American Renal Associates LLC	51%
Ellicott City Dialysis Center LLC	American Renal Associates LLC	51%
Estrella Mountain Dialysis, LLC	American Renal Associates LLC	51%
Fairfield Kidney Center LLC	American Renal Associates LLC	51%
Fall River Kidney Center, LLC	American Renal Associates LLC	51%
Florida Dialysis Center of Orlando LLC	American Renal Associates LLC	51%
Fort Lauderdale Renal Dialysis, LLC	American Renal Associates LLC	80%
Fort Myers Kidney Center, LLC	American Renal Associates LLC	100%
Freret Street Kidney Center LLC	American Renal Associates LLC	51%
Gateway St. Louis Dialysis, LLC	American Renal Associates LLC	51%
Goldtree Kidney Center LLC	American Renal Associates LLC	51%
Grand Prairie Dialysis Center, LLC	American Renal Associates LLC	70%
Great Falls Dialysis, LLC	American Renal Associates LLC	51%
Greenacres Dialysis Center, LLC	American Renal Associates LLC	51%
Greenville Dialysis Clinic, LLC	American Renal Associates LLC	51%

21

Grovetown Dialysis Clinic, LLC	American Renal Associates LLC	51%
Hawthorn Kidney Center, LLC	American Renal Associates LLC	51%
Hawthorn Kidney Center Wareham, LLC	American Renal Associates LLC	51%
Heritage Dialysis Center LLC	American Renal Associates LLC	51%
Hilliard Dialysis Center LLC	American Renal Associates LLC	51%
Hollywood Dialysis, LLC	American Renal Associates LLC	51%
Howard University Dialysis Center, LLC	American Renal Associates LLC	51%
Jasper-ARA Dialysis L.L.P.	American Renal Texas L.P.	71%
Jupiter Kidney Center LLC	JKC Holding, LLC	51%
Kenosha Kidney Dialysis LLC	American Renal Associates LLC	51%
Keowee Dialysis Center, LLC	American Renal Associates LLC	51%
Kidney Care Centers of Zanesville Ohio, LLC	American Renal Associates LLC	51%
Kidney Care Centers of Cambridge Ohio, LLC	Kidney Care Centers of Zanesville Ohio, LLC	100%
Kidney Care Centers of Coshocton Ohio, LLC	Kidney Care Centers of Zanesville Ohio, LLC	100%
Kidney Center of Arvada LLC	American Renal Associates LLC	51%
Kidney Center of Bear Creek, LLC	American Renal Associates LLC	51%
Kidney Center of Bexley, LLC	American Renal Associates LLC	51%
Kidney Center of Lafayette LLC	American Renal Associates LLC	51%
Kidney Center of Lakewood LLC	American Renal Associates LLC	51%
Kidney Center of Longmont LLC	American Renal Associates LLC	51%

22

Kidney Center of Westminster LLC	American Renal Associates LLC	51%
The Kidney Center on Main, LLC	American Renal Associates LLC	51%
Lake Oconee Dialysis Center, LLC	American Renal Associates LLC	51%
Langhorne Dialysis LLC	American Renal Associates LLC	51%
Lehigh Acres Dialysis Center, LLC	American Renal Associates LLC	51%
Logan Dialysis Center LLC	American Renal Associates LLC	51%
Louisville Dialysis Clinic, LLC	American Renal Associates LLC	51%
Madera Kidney Center, LLC	American Renal Associates LLC	51%
Mansfield Kidney Center, LLC	American Renal Associates LLC	70%
Metro St. Louis Dialysis — Florissant, LLC	American Renal Associates LLC	51%
Miami-ARA LLC	American Renal Associates LLC	60%
Miami Regional Dialysis Center West, LLC	American Renal Associates LLC	51%
Middleburg Dialysis LLC	American Renal Associates LLC	51%
Mohawk Valley Dialysis Center, Inc.	American Renal Associates LLC	51%
Nephrology Center of Detroit, LLC	American Renal Associates LLC	51%
New Orleans Kidney Center LLC	American Renal Associates LLC	51%
North Arlington Dialysis Center, LLC	American Renal Associates LLC	70%
North East Kidney Center, LLC	American Renal Associates LLC	100%
North Main Kidney Center, LLC	American Renal Associates LLC	51%

23

Northwest Jacksonville Dialysis Center, LLC	American Renal Associates LLC	51%
Palmetto Dialysis Center LLC	American Renal Associates LLC	51%
Pickaway Dialysis Center LLC	American Renal Associates LLC	51%
Space City Dialysis Center, LLC	American Renal Associates LLC	51%
Spartanburg Dialysis LLC	American Renal Associates LLC	51%
South Arlington Dialysis Center, LLC	American Renal Associates LLC	70%
Southwest Jacksonville Dialysis Center LLC	American Renal Associates LLC	51%
St. Petersburg Kidney Care, LLC	American Renal Associates LLC	51%
Taunton Healthcare Clinic, LLC	American Renal Associates LLC	51%
Thornton Kidney Center, LLC	American Renal Associates LLC	51%
Universal Dialysis Center, LLC	American Renal Associates LLC	51%
University Kidney Center, LLC	American Renal Associates LLC	70%
Waltham Dialysis LLC	American Renal Associates LLC	51%
Warren Dialysis Center LLC	American Renal Associates LLC	51%
Waynesboro Dialysis Clinic, LLC	American Renal Associates LLC	51%
Wellesley Dialysis, LLC	American Renal Associates LLC	51%
Western Community Dialysis Center, LLC	American Renal Associates LLC	51%
Westhampton Regional Dialysis, LLC	American Renal Associates LLC	51%
Westminster Renal Dialysis, LLC	American Renal Associates LLC	51%

24

Woodhaven Dialysis Center, LLC	American Renal Associates LLC	51%
Woodland Park Dialysis Center, LLC	American Renal Associates LLC	51%
Woodville Dialysis Center LLP	American Renal Texas L.P.	80%
Youngstown- Warren Home Dialysis, LLC	American Renal Associates LLC	51%
Fort Myers Kidney Center, LLC	American Renal Associates LLC	51%
Parker Kidney Center LLC	American Renal Associates LLC	70.5%
Hephzibah Dialysis Clinic, LLC	American Renal Associates LLC	51%

25

Schedule 6.12

Guarantors

Acute Dialysis Services-ARA LLC

AKC Holding LLC

American Renal Associates LLC

American Renal Holdings Intermediate Company, LLC

American Renal Management LLC

American Renal Texas L.P.

American Renal Texas II, L.P.

ARA-Boca Raton Holding LLC

ARA-Ohio Holdings LLC

ARA-Rhode Island Dialysis II LLC

JKC Holding LLC

Texas-ARA LLC

26

Schedule 6.18

Post-Closing Deliverables

The Borrower shall, and shall cause each of its Restricted Subsidiaries to deliver such documents or take such actions referred to below, within the time periods specified below, as such dates may be extended by the Administrative Agent in its sole discretion and in each case, in form and substance reasonably satisfactory to the Administrative Agent:

1.              Control Agreements. Within (60) days following Initial Funding Date (or such later date agreed to in writing by the Administrative Agent in its discretion), the Borrower shall, and shall cause each of its Restricted Subsidiaries to deliver to the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent (A) to the extent required by the Security Agreement, duly executed Control Agreements (as defined in the Security Agreement) with respect to each deposit, commodity and securities account listed on Schedule 10 to the Perfection Certificate, together with all consents from all banks and other financial institutions with which such deposit, commodity or securities accounts are maintained and (B) terminations of any control agreements securing the obligations under the Existing Credit Agreement.

2.              Liens Schedule and Lien Searches. Prior to the Initial Funding Date, the Borrower shall deliver to the Administrative Agent (i) part (ii) of Schedule 5.07(b) to the Credit Agreement and (ii) certified copies of UCC lien searches, each as of a recent date listing all effective financing statements, lien notices or comparable documents that name: (A) the Borrower or any other Loan Party as debtor and that are filed in those state and county jurisdictions in which the Borrower or any other Loan Party is organized or maintains its principal place of business, and (B) the Restricted Subsidiaries set forth on Annex I to Schedule 6.18 as debtor and that are filed in the state jurisdiction in which such Restricted Subsidiary is organized, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens set forth on part (i) or (ii) of Schedule 5.07(b) or otherwise permitted by Section 7.01 without giving effect to clause (k) (m) or (o) thereof).

27

Schedule 6.18

Post-Closing Deliverables

Annex I

ARA-Boca Raton Dialysis LLC

ARA-East Providence Dialysis LLC

ARA-Fall River Dialysis LLC

ARA-Johnston Dialysis LLC

ARA-Milwaukee Dialysis LLC

ARA-Richmond Dialysis LLC

ARA-Sebring Dialysis, LLC

ARA-Springfield Dialysis, LLC

ARA-Yuba City Dialysis LLC

Atlantic Kidney Center, LLC

Bay City Dialysis Center, LLP

Beaumont-ARA Dialysis L.L.P.

Boardman Dialysis Center LLC

Brockton Dialysis Center, LLC

Brockton Healthcare Clinic, LLC

Capitol Dialysis, LLC

Comprehensive Dialysis Care, LLC

Dialysis Care Center of Palm Coast LLC

Dialysis Center of Wakefield LLC

Dialysis Center of West Warwick LLC

Dialysis Center of Woonsocket LLC

Fall River Kidney Center, LLC

Florida Dialysis Centers of Orlando, LLC

Grovetown Dialysis LLC

Jasper-ARA Dialysis L.L.P.

Kenosha Kidney Dialysis LLC

Kidney Center of Bear Creek, LLC

Louisville Dialysis Clinic, LLC

Miami Regional Dialysis Center West, LLC

St. Petersburg Kidney Care, LLC

Taunton Healthcare Clinic, LLC

Warren Dialysis Center LLC

Wellesley Dialysis, LLC

Woodland Park Dialysis Center, LLC

28

Schedule 7.02

Existing Indebtedness

The following indebtedness, together with guarantees thereof by American Renal Associates LLC.

			PRINCIPAL OUTSTANDING AS OF DECEMBER 31, 2012
A.	Bank Rhode Island:
	1.	Dialysis Center of West Warwick LLC
		Term Loan Promissory Note dated May 4, 2009	$678,646.46
	2.	ARA-East Providence Dialysis LLC
		Term Loan Promissory Note dated December 13, 2006, as amended May 4, 2009	$340,000.24
	3.	ARA-Johnston Dialysis LLC
		Term Loan Promissory Note dated December 13, 2006, as amended May 4, 2009	$400,000.24
	4.	ARA-Fall River Dialysis LLC
		Term Loan Promissory Note dated December 13, 2006, as amended May 4, 2009	$439,999.76
	5.	Fall River Kidney Center, LLC
		Term Loan Promissory Note dated November 27, 2012	$1,120,000.00
B.	CIT Healthcare LLC:
	1.	Dialysis Care Center of Palm Coast LLC (as assigned to General Electric Capital Corporation or an affiliate thereof pursuant to terms thereof)
		Working Capital Note dated January 15, 2008	$71,104.89
		Term Loan Promissory Note dated January 16, 2009	$170,644.76
	2.	Kenosha Kidney Dialysis LLC
		Working Capital Note dated as of November 20, 2007	$53,687.43
		Term Loan Promissory Note dated as of November 14, 2008	$221,751.06
C.	Hibernia National Bank:
	1.	Beaumont-ARA Dialysis L.L.P.
		Real Estate Note dated December 14, 2001	$56,312.01
	2.	Jasper-ARA Dialysis L.L.P.
		Real Estate Note dated September 21, 2002	$33,024.58
D.	SunTrust Bank:
	1.	ARA-Richmond Dialysis LLC
		Commercial Note dated December 9, 2008	$52,631.52
E.	Trinity, a division of Bank of the West:
	1.	ARA-Boca Raton Dialysis LLC (Capital Lease)
		Commercial Master Lease Agreement dated September 30, 2009	$115,788.51
	2.	ARA-Sebring Dialysis, LLC (Equipment Lease)
		Equipment Financing Agreement dated August 29, 2012	$111,325.54
	3.	ARA-Springfield Dialysis, LLC (Equipment Lease)
		Equipment Financing Agreement dated December 18, 2012	$162,000.00
	4.	Grovetown Dialysis Clinic, LLC (Equipment Lease)
		Equipment Financing Agreement dated December 7, 2012	$199,999.77
	5.	Atlantic Kidney Center, LLC (Equipment Lease)
		Equipment Financing Agreement dated December 7, 2012	$216,000.00
	6.	Capitol Dialysis, LLC (Equipment Lease)
		Equipment Financing Agreement dated December 7, 2012	$457,920.00

29

	7.	Louisville Dialysis Clinic, LLC (Equipment Lease)
		Equipment Financing Agreement dated December 7, 2012	$200,000.00
F.	Eastern Bank
	1.	Brockton Healthcare Clinic, LLC
		Term Loan Agreement dated April 27, 2011	$1,253,785.35
	2.	Taunton Healthcare Clinic, LLC
		Term Loan Agreement dated April 26, 2012	$1,506,563.92
	3.	Brockton Dialysis Center, LLC
		Term Loan Agreement dated March 13, 2012	$906,382.60
	4.	Wellesley Dialysis, LLC
		Term Loan Agreement dated April 18, 2012	$1,196,449.69
G.	Regions Bank
	1.	Florida Dialysis Center of Orlando, LLC
		Promissory Note dated July 14, 2011	$817,320.67
	2.	St. Petersburg Kidney Care, LLC
		Term Loan Agreement dated May 19, 2012	$784,456.68
		Letter of Credit dated May 19, 2012	$200,000.00
H.	Rockland Trust
	1.	Dialysis Center of Woonsocket, LLC
		Business Loan Agreement dated February 3, 2012	$182,138.65
I. Wells Fargo Equipment Finance, Inc.
	1.	ARA-Milwaukee Dialysis LLC
		Term Note dated July 1, 2012	$1,068,366.07	*
	2.	ARA-Yuba City Dialysis LLC
		Term Note dated April 1, 2012	$961,967.45	*
	3.	Bay City Dialysis Center, LLP
		Term Note dated November 12, 2012	$1,482,193.02	*
	4.	Boardman Dialysis Center LLC
		Term Note dated June 21, 2010	$912,170.22	*
	5.	Comprehensive Dialysis Care, LLC
		Term Note dated January 16, 2012	$1,360,799.16	*
	6.	Kidney Center of Bear Creek, LLC
		Term Note dated December 29, 2011	$1,000,201.25	*
	7.	Miami Regional Dialysis Center West, LLC
		Term Note dated December 1, 2011	$999,176.82	*
	8.	Warren Dialysis Center LLC
		Term Note dated June 1, 2010	$1,012,069.46	*
	9.	Woodland Park Dialysis Center, LLC
		Term Note dated December 1, 2011	$1,180,983.96	*

		TOTAL ASSUMED CLINIC DEBT:	$21,925,861.74

*Balance as of January 31, 2013.

30

Schedule 7.03

Existing Investments

None.

31

Schedule 7.08

Affiliate Transactions

Amended and Restated Stockholder Agreement dated June 28, 2010 by and among C.P. Atlas Holdings, Inc., Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P. and the other holders of Shares (as defined therein)

32

Schedule 11.02

Administrative Agent’s Office, Certain Addresses for Notices

To the Borrower:

American Renal Holdings Inc.

500 Cummings Center

Suite 6550

Beverly, MA 01915

Facsimile No. (978) 232-4060

Phone No.: ###-###-####

Attention: General Counsel

To Holdings:

American Renal Holdings Intermediate Company, LLC

500 Cummings Center

Suite 6550

Beverly, MA 01915

Facsimile No. (978) 232-4060

Phone No.: ###-###-####

Attention: General Counsel

To Administrative Agent:

Administrative Agent’s Office

(for payment and Requests for Borrowings)

Bank of America, N.A.

101 N. Tryon St.

NC1-001-05-46

Charlotte, NC 28255-0001

Attn: Markel Richardson

Telephone: ###-###-####

Facsimile: 704-719-8128

Email: ##########

Remittance Instructions:

Bank of America, N.A.

New York, NY

ABA#: ##########

Acct.#: ##########

Attn: Credit Services Charlotte

Ref:  American Renal Holdings Inc.

33

All Other Notices/Deliveries to Administrative Agent:

Bank of America, N.A.

Agency Management

NC1-002-15-36

101 South Tryon Street, 15th Floor

Charlotte, NC 28255

Attn: Mollie S. Canup

Telephone: ###-###-####

Facsimile: (704) 409-0011

Email: ##########

34